Execution Version

CREDIT AGREEMENT,

dated as of

March 30, 2012,

among

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.,
as Borrower,

The LENDERS Party Hereto,
as Lenders,

The SWINGLINE LENDER party hereto,
as Swingline Lender,

and

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent, L/C Issuer, Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS
Page
ARTICLE I    DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Terms Generally    20
Section 1.03    Accounting Terms; GAAP    21
ARTICLE II    THE CREDITS    21
Section 2.01    The Commitments    21
Section 2.02    Loans and Borrowings    21
Section 2.03    Requests for Revolving Borrowings    22
Section 2.04    Letter of Credit Borrowings    23
Section 2.05    Funding of Borrowings    31
Section 2.06    Interest Elections    32
Section 2.07    Termination and Conversion of the Commitments    33
Section 2.08    Repayment of Loans; Evidence of Debt    33
Section 2.09    Prepayment of Loans    35
Section 2.10    Fees    37
Section 2.11    Interest    37
Section 2.12    Alternate Rate of Interest    38
Section 2.13    Increased Costs    39
Section 2.14    Break Funding Payments    41
Section 2.15    Taxes    41
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    43
Section 2.17    Mitigation Obligations; Replacement of Lenders    45
Section 2.18    Use of Proceeds    45
Section 2.19    Swingline Loans    45

Section 2.20    Extension of Maturity Date    47
ARTICLE III REPRESENTATIONS AND WARRANTIES    48
Section 3.01    Organization; Powers    48
Section 3.02    Authorization; Enforceability    48
Section 3.03    Governmental Approvals; No Conflicts    48
Section 3.04    Financial Condition; No Material Adverse Effect    49
Section 3.05    Properties    49
Section 3.06    Litigation and Environmental Matters    49
Section 3.07    Compliance With Laws and Agreements    50
Section 3.08    Investment Company Status    50
Section 3.09    Taxes    50
Section 3.10    ERISA    50
Section 3.11    Disclosure    51
Section 3.12    Use of Credit    51
Section 3.13    Solvency    51
Section 3.14    No Default    51
Section 3.15    Insurance    51
Section 3.16    Security Interests and Liens    51
Section 3.17    Organizational Documents    52
Section 3.18    Principal Offices; Place of Organization    52
Section 3.19    No Burdensome Restrictions    52
Section 3.20    Brokers’ Fees    52
Section 3.21    REIT and Tax Status; Stock Exchange Listing    52
ARTICLE IV CONDITIONS    52
Section 4.01    Effective Date    52
Section 4.02    Credit Event    54

Section 4.03    Liens and Security Interest    55
ARTICLE V AFFIRMATIVE COVENANTS    55
Section 5.01    Financial Statements and Other Information    55
Section 5.02    Notices of Material Events    57
Section 5.03    Existence; Conduct of Business    58
Section 5.04    Payment of Obligations    58
Section 5.05    Insurance; Property Maintenance    58
Section 5.06    Books and Records; Inspection    58
Section 5.07    Compliance with Laws    59
Section 5.08    Use of Proceeds    59
Section 5.09    Operating Accounts    59
Section 5.10    Organizational Documents    59
Section 5.11    UCC Searches    59
Section 5.12    Environmental Laws    59
Section 5.13    Maintenance of REIT Status    60
Section 5.14    Communication with Accountants    60
Section 5.15    Solvency    60
ARTICLE VI NEGATIVE COVENANTS    60
Section 6.01    Financial Covenants    60
Section 6.02    Liens    60
Section 6.03    Fundamental Changes    60
Section 6.04    Real Property Financing    61
Section 6.05    Restricted Payments    61
Section 6.06    Indebtedness    62
Section 6.07    Transactions with Affiliates; Joint Ventures    62
Section 6.08    Restrictive Agreements    62
Section 6.09    Fiscal Year; Fiscal Quarters    62

Section 6.10    Employees    62
Section 6.11    ERISA    62
Section 6.12    Asset Sales    62
Section 6.13    Prohibited Transfers; REIT Covenants    63
Section 6.14    Management Fees    63
Section 6.15    Subsidiaries    63
Section 6.16    Taxation of Borrower    63
ARTICLE VII EVENTS OF DEFAULT    63
Section 7.01    Events of Default    63
ARTICLE VIII THE ADMINISTRATIVE AGENT    66
ARTICLE IX BORROWING BASE PROPERTIES    70
Section 9.01    Borrowing Base Properties    70
Section 9.02    Exclusion Events    73
Section 9.03    Release and Addition of Borrowing Base Properties    74
ARTICLE X MISCELLANEOUS    76
Section 10.01    Notices    76
Section 10.02    Waivers; Amendments    76
Section 10.03    Expenses; Indemnity; Damage Waiver    78
Section 10.04    Successors and Assigns    79
Section 10.05    Survival    83
Section 10.06    Counterparts; Integration; Effectiveness    84
Section 10.07    Severability    84
Section 10.08    Set-off    84
Section 10.09    Governing Law; Jurisdiction; Etc    84
Section 10.10    WAIVER OF JURY TRIAL    86
Section 10.11    Headings    86
Section 10.12    No Broker    86

Section 10.13    Obligations of the Credit Parties Independent    86
Section 10.14    Confidentiality    87
Section 10.16    Additional Commitments    87
SCHEDULE I - Commitments
SCHEDULE II - Principal Offices; Places of Organization
SCHEDULE III - Initial Borrowing Base Properties and Subsidiary Guarantors SCHEDULE IV - Disclosed Litigation
EXHIBIT A    - Form of Revolving Note
EXHIBIT B    - Form of Swingline Note
EXHIBIT C    - Form of Assignment and Assumption
EXHIBIT D    - Form of Borrowing Base Certificate
EXHIBIT E    - Form of Compliance Certificate
EXHIBIT F    - Form of Solvency Certificate

CREDIT AGREEMENT, dated as of March 30, 2012, among NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), the LENDERS party hereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, Sole Lead Arranger and Bookrunner.
Borrower has requested that the Lenders extend credit to it in an aggregate principal amount not exceeding $40,000,000 (increasable to up to $150,000,000 in accordance with Section 10.16) at any one time outstanding. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accepting Lender” has the meaning assigned to such term in Section 10.16(b).
“Act” has the meaning set forth in Section 10.15.
“Additional Commitment Amount” has the meaning assigned to such term in Section 10.16.
“Additional Commitment Notice” has the meaning assigned to such term in Section 10.16(b).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means CONA, in its capacity as administrative agent for the Lenders hereunder, or any successor Administrative Agent appointed pursuant to ARTICLE VIII.
“Administrative Agent’s Account” means an account designated by Administrative Agent in a notice to Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form to be supplied by Administrative Agent to Borrower.

“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the combined Commitments of all of the Lenders, which as of the Closing Date total $40,000,000, as such Aggregate Commitments may be (a) reduced from time to time pursuant to Section 2.07 or (b) increased from time to time up to $150,000,000 pursuant to Section 10.16.
“Alternate Base Rate” means the greater of (i) the rate of interest from time to time announced by CONA at its principal U.S. office in New York City as its prime commercial lending rate, it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by CONA to any customer and (ii) the rate of interest applicable to Eurodollar Borrowings with an Interest Period of one-month plus the Applicable Rate.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means 2.50% per annum.
“Appraisal” means an appraisal of a Real Property dated within six (6) months prior to the Effective Date or within six (6) months prior to any subsequent Borrowing, as applicable, contracted and paid for by Borrower, prepared by an independent third-party appraiser reasonably acceptable to Administrative Agent and licensed in the State in which the Real Property is located, which appraisal must comply in all respects with the standards for real estate appraisal established pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), and otherwise be in form and substance reasonably satisfactory to Administrative Agent. Administrative Agent hereby approves the use of CB Richard Ellis, Inc., Cushman & Wakefield, Inc., Butler Burgher Group and Duff & Phelps as third-party appraisers so long as each such appraiser is an MAI licensed appraiser and that any appraisal from such appraiser complies in all respects with FIRREA.
“Appraised Value” as to any Borrowing Base Property shall, as of any date of determination, be the lesser of (a) the “as-is” appraised value of such Property reflected in the Appraisal thereof most recently delivered to and approved by Administrative Agent pursuant to Section 2.16(a) and (b) the purchase price paid by Borrower to acquire such Borrowing Base Property.
“Approved Fund” means any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of Lender or (c) an entity or an

Affiliate of an entity that administers or manages a Lender.
“Approved Ground Lease” means, at any time, any ground lease (whether related to an interest in land alone or an interest in land and the improvements located thereon) with respect to any Property which is on terms and conditions that are acceptable to Administrative Agent in its sole discretion, and: (a) under which a Subsidiary Guarantor is the lessee or holds equivalent rights (including, without limitation, as a sublessee), (b) that has a remaining term of no less than forty (40) years (assuming the exercise of any applicable extension options that are exercisable at the Subsidiary Guarantor’s option) or be otherwise subject to a purchase option in favor of the Subsidiary Guarantor that is exercisable in the sole discretion of the Subsidiary Guarantor and is for a nominal purchase price, (c) under which any required rental payment, principal or interest payment or other payment due under such lease or sublease, as applicable, from the Subsidiary Guarantor to the ground lessor is not more than thirty (30) days past due, (d) where no party to such lease or sublease, as applicable, is the subject of an Insolvency Proceeding, (e) where the Subsidiary Guarantor’s interest in the Property or the lease or sublease, as applicable, is not subject to any Lien (other than Permitted Exceptions); (f) containing provisions which create an obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the Subsidiary Guarantor and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (g) containing provisions which permit the use of such Property for its then-current use; (h) containing provisions which provide for such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease; and (i) under which there exists no default or event of default by a ground lessor which default or event of default has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the Subsidiary Guarantor’s occupancy or other rights under the applicable ground lease.
“Approved Uses” has the meaning set forth in Section 2.18.
“Asset” means, with respect to any Credit Party, the Real Property or other investment assets owned directly or indirectly by such Credit Party or any of its Subsidiaries from time to time.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by Administrative Agent, in the form of Exhibit C or any other form approved by Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.
“Borrowing Base” shall mean during any fiscal quarter or portion thereof, the lesser of: (a) the Aggregate Commitments; and (b) the sum of (i) sixty-five percent (65%) of the most recently obtained Appraised Values of all Borrowing Base Properties located in New York County, New York State and (ii) fifty-five percent (55%) of the most recently obtained Appraised Values of all Borrowing Base Properties that are not located in New York County, New York State.
“Borrowing Base Certificate” means a certificate of a Responsible Officer of Borrower, substantially in the form of Exhibit D and appropriately completed.
“Borrowing Base Property” means, as of any date of determination, each Real Property:
(a)    that is set forth on Schedule III hereto (as such schedule may be updated from time to time in accordance with the terms hereof in each case to the extent that such Real Property has not otherwise been removed as a “Borrowing Base Property” pursuant to the other criteria for qualification as such set forth in this definition and the other provisions of this Agreement);
(b)    that is either (i) 100% owned in fee simple by, or 100% ground leased pursuant to an Approved Ground Lease by, a Subsidiary of Borrower or (ii) 100% owned in fee simple by, or 100% ground leased pursuant to an Approved Ground Lease by, a joint venture entity in which Borrower or a Subsidiary of Borrower owns an interest, and, in the case of clause (i) or (ii) above, that is (A) controlled by Borrower, (B) a Single Purpose Entity, and (C) upon the Effective Date, a Subsidiary Guarantor; or that shall have become a Subsidiary Guarantor in accordance with Section 9.03;
(c)    with respect to which neither (i) such Real Property is subject to any Lien (other than Permitted Exceptions) nor (ii) any interest of any applicable Subsidiary Guarantor therein (including the lease thereof or any indirect interest owned by Borrower), is subject to any Lien;
(d)    with respect to which Borrower has certified to Administrative Agent that, to Borrower’s actual knowledge, such Real Property is free from any material structural or environmental issues; and
(e)    that is in compliance with the provisions of Article IX hereof.

Notwithstanding the foregoing, prior to the first anniversary of the Effective Date, Administrative Agent may, in its sole and absolute discretion, approve Real Property as a Borrowing Base Property notwithstanding the fact that such Real Property does not satisfy the conditions set forth above. After the first anniversary of the Effective Date, any such approval and/or waiver shall be subject to the consent of the Required Lenders pursuant to Section 10.02(b).
“Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Borrowing, or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Borrowing, or a notice by Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means an event or series of events by which:
(a)    during the term of this Agreement, William M. Kahane and Nicholas Schorsch cease to be members of the board of directors or other equivalent governing body of the REIT unless replaced by one or more directors acceptable to Administrative Agent in its sole and absolute discretion; or
(b)    Borrower ceases to have the sole responsibility for managing and administering the day-to-day business and affairs of any Subsidiary Guarantor; or

otherwise ceases to Control each such Subsidiary Guarantor; or ceases to own, directly or indirectly, the majority or controlling ownership interests in and rights to distributions from each Subsidiary Guarantor; or
(c)    the REIT ceases to be the sole general partner of Borrower.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“Collateral” means, collectively, the collateral covered by the definition of “Collateral” as set forth in the Pledge.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 or increased from time to time pursuant to Section 10.16. As of the date hereof, the initial amount of each Lender’s Commitment is set forth on Schedule I, and to the extent hereinafter assigned pursuant to Section 10.04 hereof, it will be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, a copy of which shall be delivered to Borrower.
“CONA” means Capital One, National Association.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, mortgage, deed of trust, indenture, or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.
“Credit Party” means each of Borrower and Guarantor (including each Subsidiary Guarantor).
“Debt Service” means, with respect to any particular period during the Loan term:
(a)    with respect to any calculation other than pursuant to Section 2.20(c), (i) scheduled interest payments due with respect to the Loans based on an assumed interest rate of the greater of (A) the actual interest rates in effect as of the date of determination and (B) 4.75% per annum plus (ii) assumed principal components of the monthly amortization payments during such period based on a 25-year mortgage style amortization schedule; or
(b)    with respect to any calculation pursuant to Section 2.20(c), (i) scheduled interest payments due with respect to the Loans based on an assumed interest rate of the greater of (A) the actual interest rates in effect as of the date of determination and (B) the five-year swap rate in effect as of the date of determination plus (ii) assumed principal components of the monthly amortization payments during such period based on a 25-year mortgage style amortization schedule
“Debt Service Coverage Ratio” means, as of any date, the ratio calculated and submitted by Borrower and verified and approved by Administrative Agent, of (i) the Net Operating Income for the last trailing 3-month period, annualized, ending with the most recently completed calendar quarter to (ii) the Debt Service with respect to such period; provided, however, if Administrative Agent determines the Debt Service Coverage Ratio at any time other than upon the delivery by Borrower of a Borrowing Base Certificate as and when required hereunder, then Administrative Agent shall calculate the Debt Service Coverage Ratio based upon the information provided by Borrower pursuant to Section 5.01 hereof.
“Default” means any event or condition which constitutes an Event of Default or a condition after any applicable notice from Administrative Agent to Borrower which, following the expiration of any applicable cure period therefor, would become an Event of Default.
“Default Rate” has the meaning set forth in Section 2.11(c).
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Administrative Agent, the L/C Issuer, the Swingline Lender or any other

Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower, the L/C Issuer, the Swingline Lender and each Lender.
“Dollars” or “$” refers to lawful money of the United States of America.
“Effective Date” means the date of this Agreement.
“Effective Gross Income” means, for the applicable period, all rentals, revenues, income and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower with respect to the Borrowing Base Properties calculated in accordance with GAAP determined on an accrual basis for the twelve (12) months immediately preceding the date of calculation; provided, however, (1) if an Subsidiary Guarantor has owned a Real Property for more than one (1) month but fewer than twelve (12) months prior to the date of calculation, then Effective Gross Income with respect to such Real Property shall be calculated by annualizing the portion of operating history from the date that the Subsidiary Guarantor acquired the Real Property until the date that Borrower delivers a request for a Borrowing Base Addition with respect to such Real Property pursuant to Section 9.03 hereof and (2) if an Subsidiary Guarantor has owned a Real Property for less than one (1) month, then Effective Gross Income with respect to such Real Property shall be calculated by using the most recent financial statements for the Real Property which were obtained by the Subsidiary Guarantor from the seller of such Real Property and to the extent the Subsidiary Guarantor did not obtain from the seller financial statements with respect to the Real Property for the entire twelve (12) month period immediately preceding the date of calculation, then Effective Gross Income with respect to such Real Property shall be calculated by annualizing such financial statements.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or their Affiliates directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of any Environmental Law, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment in violation of any Environmental Law or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any

ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Borrower or any Subsidiary of Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Borrower or any member of the Controlled Group may be directly or indirectly liable.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning set forth in ARTICLE VII.
“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.17(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a).
“Exclusion Event” has the meaning set forth in Section 9.02.
“Extended Maturity Date” has the meaning set forth in Section 2.20.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guaranteed Obligations” has the meaning set forth in the Guaranty.
“Guarantor” means, collectively and jointly and severally, the REIT and each Subsidiary Guarantor.
“Guaranty” means that certain Guaranty, dated as of the date hereof, made by Guarantor in favor of Administrative Agent.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning specified in Section 2.04(c)(i).
“Indebtedness” means, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of property (other than Trade Payables), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount drawn thereunder, or under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (v) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual statutory Liens arising in the ordinary course of business), and (vi) Capital Lease Obligations.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Information” has the meaning specified in Section 10.14.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or foreign law.
“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.06.
“Interest Payment Date” means (i) with respect to any Loan that is an ABR Loan (other than a Swingline Loan), on the last day of each Interest Period thereof (or if such day is not a Business Day, on the Business Day immediately succeeding such Interest Period), (ii) with respect to any Loan that is a Eurodollar Loan, on the last day of each Interest Period thereof (or if such day is not a Business Day, on the Business Day immediately succeeding such Interest Period) and (iii) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, (A) with respect to any Loan that is an ABR Loan, the period commencing on (and including) the date such ABR Loan is made (or converted from a Eurodollar Loan) and ending on (but excluding) the first (1st) day in the next calendar month and, thereafter, each period commencing on (and including) the first (1st) day of each calendar month and ending on (but excluding) the first (1st) day in the next calendar month, and (B) with respect to any Loan that is a Eurodollar Loan, each period commencing on (and including) the date such Eurodollar Loan is made or (in the event of a continuation) the last day of the immediately preceding Interest Period for such Loan and ending on (but excluding) numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as Borrower may elect; provided that (i) each Interest Period that commences on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last day of the appropriate subsequent calendar month; (ii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall bear interest at the Alternate Base Rate and (iii) any Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if the Maturity Date is a day that is not a Business Day, then the final Interest Period will end on the next succeeding Business Day following the Maturity Date.

“Investment Grade Borrowing Base Properties” means any Borrowing Base Property that is net leased to an Investment Grade Tenant.
“Investment Grade Tenant” means any tenant under a Net Lease of a Borrowing Base Property that has a rating of BBB- or better from Standard & Poor's Corporation.
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a Joinder Agreement substantially in the form attached to the Guaranty.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means CONA in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit only.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(g).
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments as of such date.
“Leverage Ratio” means, as of the date of determination, the ratio, expressed as a percentage, of (a) the Revolving Credit Exposure to (b) the Appraised Value of the Borrowing Base Properties.
“LIBO Rate” with respect to each Interest Period, the rate for a Reset Date will be the rate for deposits in U.S. dollars with a 1 month maturity which appears on Reuters Screen LIBOR01 Page as of 11:00 am, London time, on the day that is two (2) London Banking Days preceding such Reset Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for the Reset Date will be determined as if the parties had specified “USD-LIBOR-Reference Banks”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or any other type of preferential arrangement that has the practical effect of creating a security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means each of this Agreement, the Notes, the Pledge, any other Security Documents, the Guaranty, other instruments or agreements made or entered into by any of the Credit Parties with or in favor of any or all of the Secured Parties in connection with the Transactions, and any supplements or amendments to or waivers of any of the foregoing executed and delivered from time to time.
“Loans” means the loans made by the Lenders to Borrower pursuant to this Agreement.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition of Borrower or Guarantor, so as to materially affect the ability of Borrower or Guarantor to perform any of its respective material obligations under any Loan Document or (b) the validity or enforceability of any of the Loan Documents or the rights or benefits available to any Secured Party under any Loan Document.
“Maturity Date” means March 29, 2015, as the same may be extended pursuant to Section 2.20 (or such earlier date as the Commitments shall have been terminated in accordance with the terms hereof).
“Maximum Loan Amount” means, from time to time, the aggregate of all Commitments, as such Commitments may be reduced at Borrower’s option pursuant to Section 2.07.
“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.
“Net Operating Income” as to any Borrowing Base Property, means (a) all gross revenues recorded in accordance with GAAP from the operation of such Borrowing Base Property during a particular period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Borrowing Base Property; or from any financing or refinancing of such Borrowing Base Property; or from any condemnation of any part or all of such Borrowing Base Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Borrowing Base Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees (assumed to be three percent (3%) of gross receipts) and real estate taxes and insurance premiums recorded in accordance with GAAP by Borrower during such period with respect to such Borrowing Base Property and minus (c) all Capital Expenditures recorded in accordance with GAAP by Borrower during such period with respect to such Borrowing Base Property. There shall be no deduction for any expense not involving a cash expenditure, such as depreciation. To the extent any contradiction exists between the foregoing definition and the manner in which net operating incoming is calculated and defined under GAAP, the latter shall prevail and be applied as appropriate under this Agreement.
“New York Metropolitan Statistical Area” means the “New York-Northern New Jersey-Long Island, NY-NJ-PA MSA” as defined by The Office of Management and Budget of the United States.
“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Notes” means the Revolving Notes and the Swingline Note.
“Obligations” means all obligations, liabilities and indebtedness of every nature of any Credit Party, including the Guaranteed Obligations, from time to time owing to any Lender under or in connection with this Agreement or any other Loan Document to which such Credit Party is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents.
“Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any subscription agreements for such corporation, and any amendments thereto, (b) for any limited liability company, the articles of organization or certificates of formation and any certificate relating thereto and the limited liability company (or operating) agreement of such limited liability company, any subscription agreements for such limited liability company, and any amendments thereto, and (c) for any partnership (general or limited), the certificate of limited partnership or other certificate pertaining to such partnership and the partnership agreement of such partnership (which must be a written agreement), any subscription agreements for such partnership, and any amendments thereto.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Participant” has the meaning set forth in Section 10.04(e).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Exceptions” means covenants, conditions, restrictions, easements and other exceptions to title affecting a Borrowing Base Property approved by Administrative Agent, in its sole and absolute discretion, with respect to any Borrowing Base Property.
“Permitted Transfers” means any of the following:
(a)    the transfer by Borrower of any direct or indirect interest in any Subsidiary Guarantor to any Person, provided that, after giving effect to any such transfer or assignment, Borrower continues to own no less than fifty-one percent (51%) of such Subsidiary Guarantor and provided no Change of Control results from same;

(b)    the transfer of any direct or indirect interests in Borrower and/or the REIT that are or become publically traded on a national exchange, provided that no Change of Control results from same; and

(c)    the merger or consolidation of the REIT, or a sale of the REIT, provided that the merger or consolidation of the REIT is with, or the sale of the REIT is to, a publically traded company having a net worth prior to such merger, consolidation or sale greater than the net worth of the REIT as of the date hereof and provided that no Change of Control results from same.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any member of the Controlled Group sponsors or maintains or to which Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.
“Plan Asset Regulation” means Department of Labor Regulation Section 2510.3-101, 29 C.F.R. § 2510.3-101.
“Pledge” means, collectively, the Pledge and Security Agreement, dated as of the date hereof, made by Borrower in favor of Administrative Agent and, each additional Pledge and Security Agreement delivered by Borrower pursuant to Article IX hereof.
“Prepayment Trigger Date” has the meaning set forth in Section 2.09(b)(i).
“Property” means, collectively and severally, any and all Real Property and all personal property owned or occupied by the subject Person. “Property” shall include all Equity Interests owned by the subject Person in a Subsidiary.
“Proposed Modification” has the meaning set forth in Section 6.03(b).
“Proposed Modification Notice” has the meaning set forth in Section 6.03(b).
“Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.
“Quarterly Dates” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.
“Real Property” means any Asset consisting of real property.

“Real Property Indebtedness” means any Indebtedness secured by a Lien on any Real Property.
“Reference Banks” means major banks in the London interbank market selected by Administrative Agent.
“Register” has the meaning set forth in Section 10.04(c).
“Reportable Event” means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make when due a payment required by section 412(m) of the Code and section 302(e) of ERISA.
“REIT” means American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, which is the general partner of Borrower.
“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.
“Related Parties” means, with respect to any Lender, such Lender’s Affiliates and the respective directors, officers, employees, agents and advisors of such Lender.
“REOC” means a “Real Estate Operating Company” within the meaning of Regulation Section 2510.3101(e) of the Plan Asset Regulation.
“Required Lenders” means, at any time, non-Defaulting Lenders having Revolving Credit Exposures and unused Commitments representing more than 66⅔% of the sum of the total Revolving Credit Exposures and unused Commitments of non-Defaulting Lenders at such time.
“Reset Date” means the first day of each Interest Period.
“Responsible Officer” means, with respect to any Person, the president, chief financial officer, the senior vice president or treasurer of such Person.
“Restricted Payment” means any organizational distributions or dividends of any Credit Party (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership interest or partnership interest (whether general or limited) in a Credit Party or of any warrants, options or other rights to acquire any such partnership interest (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to fair market or equity value of a Credit Party or any Subsidiary).
“Revolving Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.03.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its L/C Obligations (after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts) and Swingline Exposure at such time.
“Revolving Notes” means the promissory notes provided for in Section 2.08(f) in the form set forth in Exhibit A and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
“Secured Parties” means each of the Lenders and Administrative Agent.
“Security Documents” means, collectively, the Pledge and all Uniform Commercial Code financing statements required by this Agreement and/or the Pledge to be filed with respect to the security interests in accounts and other property created pursuant to this Agreement and/or the Pledge.
“Solvency Certificate” means a certificate in the form attached hereto as Exhibit F whereby a Person represents and warrants as to its Solvency or as to the Solvency of any Subsidiary thereof.
“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the Equity Interests are, as of such date, directly or indirectly owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of Borrower.
“Subsidiary Guarantor” means each Subsidiary that is the owner of a Borrowing Base Property from time to time. The initial Subsidiary Guarantors are described on Schedule III hereto. Subsidiary Guarantors may be released and Subsidiaries may be added as Subsidiary Guarantors pursuant to Section 9.03.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means CONA, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a loan made by Swingline Lender pursuant to Section 2.19.
“Swingline Note” means the promissory note evidencing the Swingline Loan in the form set forth in Exhibit B and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Trade Payables” means unsecured trade payables incurred in the ordinary course of business that (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of 5% of the Maximum Loan Amount and (C) are paid within sixty (60) days of the date an invoice therefor is delivered to Borrower or the applicable Subsidiary Guarantor, as the case may be.

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents to which they are parties, the establishment of the credit facilities hereunder, the borrowing of Loans, the use of the proceeds thereof or the granting of Liens on the Collateral under the Loan Documents.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC Searches” has the meaning set forth in Section 4.01(h).
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“USD-LIBOR-Reference Banks” shall mean that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of one month commencing on that Reset Date and in an amount equal to the principal amount of the Loan. Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Administrative Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on that Reset Date and in an amount equal to the principal amount of the Loan.
“VCOC” means a “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulation.
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise noted herein, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to

Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.03    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE I

THE CREDITS
Section 1.04    The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to Borrower from time to time in dollars in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding the lesser of such Lender’s Commitment and such Lender’s Applicable Percentage of the aggregate Borrowing Base or (b) the total Revolving Credit Exposures exceeding the lesser of the total Commitments and the aggregate Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow the Loans.
Section 1.05    Loans and Borrowings.
(a)    Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Type of Loans. Subject to Section 2.12, each Borrowing shall be comprised entirely of Eurodollar Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this

Agreement. Each Swingline Loan shall be an ABR Loan.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Borrowing, such Borrowing shall be not less than $1,000,000; provided that a Borrowing may be in an aggregate amount that is required to finance the repayment of any Swingline Loan. Each Swingline Loan shall be in an amount that is not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding.
(d)    Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Borrowing if the Interest Period requested therefor would end after the Maturity Date.
Section 1.06    Requests for Revolving Borrowings. To request a Borrowing (other than a Swingline Borrowing, which shall be governed by the terms of Section 2.19), Borrower shall notify Administrative Agent of such request in a written notice signed by Borrower (which signed written notice may be delivered to Administrative Agent by (x) email to patricia.visone@capitalone.com and jennifer.hussey@capitalone.com or (y) by facsimile transmission to (631) 531-2798, or to any such other email addresses or facsimile numbers as Administrative Agent may designate in a written notice to Borrower pursuant to Section 10.01 hereof) not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing. Each such written Revolving Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02(c):
(a)    the aggregate amount of the requested Borrowing;
(b)    the date of such Borrowing, which shall be a Business Day; and
(c)    the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
Together with each such Borrowing Request, a Responsible Officer of Borrower shall deliver to Administrative Agent a duly executed Borrowing Base Certificate as of such date.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing based upon an Adjusted LIBO Rate determined as of two (2) Business Days prior to commencement of such Interest Period. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 1.07    Letter of Credit Borrowings.

(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the total Revolving Credit Exposure shall not exceed the lesser of the total Commitments and the aggregate Borrowing Base then in effect, (y) the Revolving Credit Exposure of any Lender shall not exceed the lesser of such Lender’s Commitment and such Lender’s Applicable Percentage of the aggregate Borrowing Base, and (z) the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed and terminated.
(ii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any applicable laws or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed by Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000; or
(D)    such Letter of Credit is to be denominated in a currency other than Dollars.
(iii)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form (or as so extended) under the terms hereof.
(iv)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(v)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder;

(F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may reasonably require.
(ii)    Within three (3) Business Days following receipt of any Letter of Credit Application, the L/C Issuer shall confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, the L/C Issuer shall provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender or Administrative Agent, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.
(iii)    If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer shall also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the first Business Day following the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and Administrative Agent may apply cash collateral provided for this purpose) for the account of the L/C Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the

Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Loan because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)    Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowing Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error. Nothing contained in this Section 2.04(c)(vi) shall be deemed or otherwise construed to impose any additional liability upon Borrower for any default by any Lender in the performance of its obligations under this Section 2.04(c).
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise), Administrative Agent shall distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.
(ii)    If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the REIT, Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged or fraudulent, or proving to be invalid or insufficient in any material respect, or any statement therein being untrue or inaccurate in any material respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided that the payment by the L/C Issuer does not constitute gross negligence of the L/C Issuer; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any applicable Insolvency Proceedings; or
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower shall immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.04(j). Letter of Credit Fees shall be due and payable quarterly in arrears commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(h)    Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(i)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(j)    Computation of Daily Amount. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(k)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for account of the replaced L/C Issuer pursuant to Section 2.04(g). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 1.08    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Provided that the conditions to the advance of the applicable Borrowing set forth herein are satisfied, Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower maintained with Administrative Agent and designated by Borrower in the applicable Borrowing Request.
(b)    Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 1.09    Interest Elections.
(a)    Elections by Borrower for Borrowings. Each Borrowing initially shall be of the Interest Period specified in the applicable Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a Borrowing of a different Interest Period or to continue such Borrowing as a Borrowing of the same Interest Period, as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Notice of Elections. To make an election pursuant to this Section, which election shall be irrevocable, Borrower shall notify Administrative Agent of such election in a written notice signed by Borrower (which signed written notice may be delivered via facsimile or email transmission to the numbers and/or email addresses set forth in Section 2.03) by the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Borrowing to be made on the effective date of such election.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) of this paragraph shall be specified for each resulting Borrowing);
(ii)    the Interest Period therefore after giving effect to such election; and
(iii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day.
(d)    Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect; Events of Default. If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest

Period applicable thereto, then, unless Borrower has advised Administrative Agent at least three (3) Business Days prior to the end of the applicable Interest Period that such Borrowing will be repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing based upon an Adjusted LIBO Rate determined as of two (2) Business Days prior to the commencement of such new Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing by Borrower may be continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 1.10    Termination and Conversion of the Commitments.
(a)    Voluntary Termination or Conversion. Borrower may, at any time terminate all or any portion of the Commitments. Any such termination and/or conversion shall be irrevocable and permanent.
(b)    Notice of Voluntary Termination or Conversion. Borrower shall notify Administrative Agent of any election to terminate or convert the Commitments or Loans under paragraph (a) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from a sale of a Real Property, in which case such notice may be revoked by Borrower within ninety (90) days of the delivery of such notice (by notice from Borrower to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    Effect of Termination or Conversion. Each reduction of the Commitments or conversion of the Loans shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 1.11    Repayment of Loans; Evidence of Debt.
(a)    Repayment. Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Advance in accordance with the time periods set forth in Section 2.19(a); provided that on each date that any Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.
(b)    Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, Borrower shall select the Borrowing or Borrowings to be paid and shall notify Administrative Agent of such selection in writing signed by Borrower (which signed written notice may be delivered via facsimile or email transmission to the numbers and/or email addresses set forth in Section 2.03) not later than 11:00 a.m., New York City time, three (3) Business Days before the scheduled date of such repayment in the case of a Eurodollar Borrowing and one (1) Business Day before the scheduled date of such repayment in the case of an ABR Borrowing; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings of Borrower before any other Borrowings of Borrower. If Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of Borrower and, second, to other Borrowings of Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied to repay (i) all outstanding Loans (other than any Swingline Loan) ratably or (ii) any Swingline Loan, as applicable.
(c)    Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    Maintenance of Loan Accounts by Administrative Agent. Administrative Agent shall maintain accounts in which it shall record (i) the amount and Type of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    Effect of Entries. The failure to make entries for the accounts maintained pursuant to paragraph (c) or (d) of this Section or the failure of any Lender or Administrative Agent to maintain such accounts shall not in any manner affect the obligations of any Credit Party to repay the Loans in accordance with the terms of this Agreement.
(f)    Promissory Notes. Borrower shall prepare, execute and deliver to each Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the amount of such Lender’s Commitment and in the form set forth in Exhibit A. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). In the event of any assignment pursuant to Section 10.04 hereof, Borrower agrees to promptly execute and deliver replacement promissory notes in the form of Exhibit A to the assignee and, if the assignor is retaining any portion of the Loans, to the assignor, in order to evidence the amount of the Loan owed to each such applicable Lender following the assignment. In connection with and as a condition precedent to the execution and delivery of such replacement promissory notes by Borrower, the assignor shall be obligated to return the existing promissory note(s) to Borrower or otherwise execute an affidavit in a form reasonably acceptable to Borrower, which affidavit shall expressly contain the following indemnification by such Lender (the “Lost Note Indemnification Provision”):
“[Name of Lender] (“Lender”) hereby (i) represents and warrants to you that it has been unable to locate the original [Describe Note] (the “Note”) despite a diligent search therefor in its records and files, and believes that the original Note has been lost or misplaced due to a clerical error, (ii) further represents and warrants to you that it is the owner and holder of the Note, and that it has not heretofore transferred, assigned, sold, satisfied, pledged or otherwise hypothecated the Note, (iii) covenants and agrees promptly to deliver the original Note to you if the original Note is subsequently found, and (iv) covenants and agrees to indemnify you from and against any loss, cost, or expense suffered by you as a result of the enforcement or attempted enforcement of the original Note.”
Upon repayment of the Loans, each Lender either shall (i) return to Borrower each of the original promissory notes delivered to it marked “PAID IN FULL” or (ii) deliver to Borrower an affidavit in a form reasonably acceptable to Borrower, which affidavit shall expressly contain the Lost Note Indemnification Provision.
Section 1.12    Prepayment of Loans.
(a)    Optional Prepayments. Subject to the payment of any amounts required by Section 2.14 hereof, Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that Borrower shall notify Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender) in writing signed by Borrower of any optional prepayment hereunder (which signed written notice may be delivered via facsimile or email transmission to the numbers and/or email addresses set forth in Section 2.03) (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is to be applied to prepay outstanding Loans or an outstanding Swingline Loan; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied to repay (i) all outstanding Loans (other than Swingline Loans) ratably or (ii) any Swingline Loans, as applicable. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.11 and (B) any payments due pursuant to Section 2.14, and shall be made in the manner specified in Section 2.08(b).
(b)    Mandatory Prepayments.
(i)    Borrowing Base Deficit. If, on any day (a “Prepayment Trigger Date”), the total Revolving Credit Exposures exceeds the Borrowing Base (including as a consequence of an Exclusion Event or a reduction in the total Commitments), then Borrower shall prepay Loans in the amount of such excess; provided that the amount of such excess shall be prepaid in respect of Loans concurrently with the creation of such excess if such excess results from any reduction of the Borrowing Base as a result of (1) any act(s) taken at the election of any Credit Party in violation of Section 6.12 or (2) any prepayments required by the terms of Section 6.13. Amounts to be applied pursuant to this paragraph to the partial prepayment of Loans shall be applied first to reduce outstanding ABR Loans. Notwithstanding the foregoing, in the event that such mandatory prepayment arises from an Exclusion Event, the prepayment requirement set forth above shall be suspended for a period of ten (10) Business Days for Borrower to prepare and submit to Administrative Agent and the Lenders a plan to cure such Exclusion Event in compliance with Section 9.02 hereof. The Required Lenders shall be permitted to approve or reject such plan in each such Lender’s sole and absolute discretion; provided, however, notwithstanding anything to the contrary contained herein, the Required Lenders shall not be permitted to reject any such plan if it provides for the remedies that are available to Borrower pursuant to Section 9.02 hereof. In the event that the Required Lenders approve such plan, then the resolution to such Exclusion Event set forth therein shall supersede the prepayment requirement set forth above so long as, but only for so long as, Borrower complies with such plan in all respects. In the event that the Required Lenders reject such plan, Borrower does not submit a plan within then (10) Business Days or Borrower does not comply with the terms of an approved plan in all material respects, then the prepayment obligations set forth above shall be reinstated with such prepayment being required to be made within five (5) Business Days of Borrower being notified of such rejection, Borrower’s failure to submit a plan within the time period required or failure to comply with an approved plan in all material respects, as applicable. Borrower’s right to submit a plan to cure an Exclusion Event as provided above shall not be deemed to cure or toll any other Default or Event of Default other than any Defaults or Events of Default that may be specifically waived in writing by the Required Lenders.
(ii)    Other Mandatory Prepayments. Borrower shall pay any of its applicable Loans upon the occurrence of any of the following events:
(A)    the Maturity Date;
(B)    a Change in Control shall occur; or

(C)    the acceleration of the Loans upon an Event of Default as provided in ARTICLE VII.
Each such mandatory prepayment shall be applied ratably ratably (i) to the outstanding Loans (other than the Swingline Loan) and (ii) to the Swingline Loan to the extent due and payable at such time. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.11 and (ii) any payments due pursuant to Section 2.14, and shall be made in the manner specified in Section 2.08(b).
(c)    Prepayment of Interest. In addition to any amounts payable pursuant to Section 2.14 hereof, if any prepayment occurs other than on the last day of an Interest Period, such prepayment shall be accompanied by a payment of all interest that would have accrued on the prepaid amount of principal through the end of such Interest Period.
Section 1.13    Fees.
(a)    Unused Commitment Fee. On the first Business Day of each calendar month (commencing on April 1, 2012) and on the Maturity Date, Borrower agrees to pay to Administrative Agent for the account of each Lender an unused commitment fee, which shall be equal to the product of (i) the average daily unused amount of the Commitment of such Lender during the calendar quarter in which such payment date or Maturity Date falls and (ii) a rate per annum of (A) 0.20% if the total Revolving Credit Exposure of the Lenders exceeds fifty percent (50%) of the total Commitments or (B) 0.30% if the total Revolving Credit Exposure of the Lenders equals or is less than fifty percent (50%) of the total Commitments. All unused commitment fees shall begin to accrue on the Effective Date and shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing unused commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans of such Lender.
(b)    Late Payment Fees. Unless waived by Administrative Agent in writing, if any interest or other sum due under any Loan Document (other than any payment of principal) is not paid by Borrower on the date on which it is due, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Administrative Agent and the Lenders in handling and processing such delinquent payment and to compensate Administrative Agent and the Lenders for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.
(c)    [Intentionally Omitted].
(d)    Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
Section 1.14    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.
(b)    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Default Interest. Notwithstanding the foregoing, at any time during the continuance of an Event of Default, all amounts payable hereunder and under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to nice percent (9.0%) (the “Default Rate”) until paid.
(d)    Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(e)    Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, LIBO Rate or Adjusted LIBO Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 1.15    Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing:
(a)    Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;
(b)    Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or
(c)    Administrative Agent is advised by a Lender that it has become unlawful for such Lender to honor its obligation to make or maintain Eurodollar Loans hereunder;
then Administrative Agent shall give notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (in the case of clause (c) above, only as to the affected Lender), (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing (in the case of clause (c) above, only as to the affected Lender); provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by Borrower for Eurodollar Borrowings may be made to Lenders that are not affected thereby and (iii) if in accordance with clause (c) above any Lender determines that it is no longer lawful for such Lender or its applicable lending office (subject to Section 2.17(a)) to maintain any existing Eurodollar Loans, or to continue to charge interest rates based upon the LIBO Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to continue Eurodollar Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist and, in such event, all Eurodollar Loans of such Lender shall be converted to ABR Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.
Section 1.16    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or
(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower will promptly upon demand pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional actual out-of-pocket costs incurred or reduction suffered with respect to Borrower’s respective Loans; provided that such Lender would cause similarly situated borrowers to compensate for such actual out-of-pocket additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered with respect to the Loans.

(b)    Capital Requirements. If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will promptly, after Borrower receives from Administrative Agent written demand therefor together with reasonable evidence thereof, pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender also causes similarly situated borrowers to compensate for such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof together with reasonable evidence of such deficiency.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.17    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, (c) the failure to borrow, convert or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(a) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.17, then, in any such event, Borrower shall compensate each Lender for the actual, out-of-pocket loss, cost and expense attributable to such event, provided that such Lender would cause similarly situated borrowers to compensate for such loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Section 1.18    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, in each case relating to Borrower; provided that if a Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent or the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by Borrower. In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by Borrower. Borrower shall indemnify Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Credit Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Credit Party by a Lender or by Administrative Agent on its own behalf or on behalf of a Lender together with evidence of payment, shall be conclusive absent manifest error.

(d)    Evidence of Payments. Promptly following written request of Administrative Agent, after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall, to the extent available, deliver to Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(e)    Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.
(f)    Refunds. If Administrative Agent or a Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by a Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the applicable Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all actual out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the applicable Credit Party, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Credit Party or any other Person.
Section 1.19    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Payments by Borrower. Each Credit Party shall make each payment required to be made by it hereunder (whether of principal, interest or fees or under Section 2.13, Section 2.14 or Section 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim; provided that if a new Loan is to be made by any Lender on a date Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to Administrative Agent as provided in Section 2.05 or paid by Borrower to Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document, and except that payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 10.03 shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties.
(c)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.10 shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
(d)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Credit Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower and Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower or Guarantor rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower or Guarantor in the amount of such participation.
(e)    Presumptions of Payment. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or Section 2.16(e), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 1.20    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if LIBOR becomes unavailable under Section 2.12(c), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to

Section 2.12(c), Section 2.13 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    Replacement of Lenders. If (i) any Lender is unable to make or maintain Eurodollar Loans pursuant to Section 2.12(c), (ii) any Lender requests compensation under Section 2.13, (iii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iv) any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume all of such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld, conditioned, or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Section 1.21    Use of Proceeds. Borrower shall use the proceeds of the Loans solely for (a) working capital, (b) to fund future acquisitions of Real Property and (c) to make distributions to Guarantor (to the extent permitted hereunder) (collectively, “Approved Uses”), all in accordance with, and subject to the limitations and restrictions contained in, Borrower’s Organizational Documents.
Section 1.22    Swingline Loans.
(a)    Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Swingline Loans shall not be outstanding for more than ten (10) days during any calendar month. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Loan.
(b)    Notice of Swingline Loans by Borrower. To request a Swingline Loan, Borrower shall notify Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Borrowing as provided in Section 2.04(c), by remittance to the L/C Issuer) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)    Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Administrative Agent; any such amounts received by Administrative Agent shall be promptly remitted by Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.
Section 1.23    Extension of Maturity Date. Not less than forty-five (45) days prior to the original Maturity Date, Borrower may request in writing that Administrative Agent extend the Maturity Date (if not previously terminated) to March 29, 2016 (the end of such period being the “Extended Maturity Date”). Each Lender agrees that the Maturity Date of the Loans shall be extended following such a request from Borrower subject to satisfaction of the following terms and conditions:
(a)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(b)    the Revolving Credit Exposure shall be less than the Borrowing Base;
(c)    the Debt Service Coverage Ratio
(d)    Borrower shall, on the original Maturity Date, pay to Administrative Agent (for the pro rata benefit of the Lenders based on their respective Applicable Percentage as of such date) an extension fee equal to 0.25% of the Aggregate Commitments;
(e)    Borrower shall deliver to Administrative Agent a Solvency Certificate executed on behalf of Borrower and each of the Subsidiary Guarantors (with respect to the Solvency of Borrower and each Subsidiary Guarantor both before and after giving effect to such extension) and a certificate of Borrower and each Subsidiary Guarantor dated as of the original Maturity Date signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by such Person approving or consenting to such extension and updated financial projects for Borrower and the REIT through the Extended Maturity Date and (B) certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the original Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Event of Default exists;
(f)    Borrower and each of the Subsidiary Guarantors shall deliver to Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, (A) reaffirmations of each Pledge after giving effect to such extension, and (B) reaffirmations of each of the Subsidiary

Guaranties, all of which shall be in form and substance satisfactory to Administrative Agent; and
(g)    Borrower shall have paid any costs or expenses incurred by Administrative Agent with respect to such extension and the documents to be delivered in connection therewith.
ARTICLE II

REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to (and, where applicable, agrees with) each of the Secured Parties that:
Section 2.01    Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company, as the case may be, power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 2.02    Authorization; Enforceability. The Transactions are within the respective organizational powers of each Credit Party and have been duly authorized by all necessary organizational action. Each Credit Party has duly executed and delivered each Loan Document to which it is a party or which it is executing in a representative capacity on behalf of another party, in each case with full power and authority, and each such Loan Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable Insolvency Proceeding and (b) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 2.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the Organizational Documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Organizational Document, indenture, agreement or other instrument binding upon any Credit Party or any of their Assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien (other than, in connection with Liens on Real Property, any Permitted Exceptions) on any asset of any Credit Party.

Section 2.04    Financial Condition; No Material Adverse Effect.
(a)    Financial Condition. Borrower has furnished to Administrative Agent Guarantor’s audited consolidated balance sheet and statements of income, shareholder’s equity and cash flows, which includes consolidating supplemental financial statements that show Borrower’s financial position separate from all other properties owned by Guarantor, as of December 31, 2011. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and Guarantor, as of such date and for such period in accordance with GAAP.
(b)    No Material Adverse Effect. Since the date of the financial statements delivered to Administrative Agent pursuant to (i) Section 3.04(a) in the case of any representations given by Borrower prior to any delivery of financial statements pursuant to Section 5.01 and (ii) Section 5.01 after the delivery of any financial statements pursuant thereto, there has been no event, act or condition that has caused a Material Adverse Effect.
Section 2.05    Properties.
(a)    Property Generally. Each Credit Party has good title to all its real and personal property material to its business, except for any defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Intellectual Property. Each Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 2.06    Litigation and Environmental Matters.
(a)    Actions, Suits and Proceedings. Except as specifically disclosed in Schedule IV, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened in writing against or affecting any Credit Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document, any Organizational Document of any Credit Party or the Transactions.
(b)    Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Credit Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.
Section 2.07    Compliance With Laws and Agreements. Each Credit Party is in compliance in all material respects with all laws, rules, regulations, orders, judgments, writs and decrees of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 2.08    Investment Company Status. No Credit Party is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 2.09    Taxes. Borrower, the REIT and the Subsidiary Guarantors have filed all Federal and other material tax returns and reports required to be filed. All tax returns filed by Borrower, the REIT and the Subsidiary Guarantors are complete and correct. Borrower, the REIT and the Subsidiary Guarantors have paid all Federal and other material taxes, assessments, fees and other governmental charges for which they are liable (whether or not reflected on any tax returns) and have fully satisfied any taxes, assessments, fees, and other governmental charges levied or imposed upon them or their income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against Borrower, the REIT or any Subsidiary Guarantor which would, if the assessment were made, have a Material Adverse Effect. In addition, Borrower, the REIT and the Subsidiary Guarantors have no primary, secondary or other liability for taxes of any kind arising with respect to any individual, trust, corporation, partnership or other entity as to which Borrower, the REIT or any Subsidiary Guarantor is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Requirement of Law. Neither Borrower nor any Subsidiary Guarantor is (nor has it ever been) a party to any tax sharing agreement.
Section 2.10    ERISA.
(a)    No Credit Party has any employees as of the Effective Date.
(b)    No Credit Party (i) holds any “plan assets” within the meaning of the Plan Asset Regulation that are subject to ERISA, and (ii) has any ERISA investors who have made any capital contribution to such Credit Party.
(c)    Neither the Transactions nor the use of the Facility will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of

ERISA) that could subject any Secured Party to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA or any similar state law.
Section 2.11    Disclosure. To Borrower’s knowledge, all information heretofore furnished by any Credit Party to any Secured Party for purposes of or in connection with this Agreement, any other Loan Document or any Transaction contemplated hereby is, and all such information hereafter furnished by any Credit Party to any Secured Party will be, true and accurate in all material respects on the date as of which such information is stated or deemed stated. The Transaction Parties have disclosed to the Lenders in writing any and all facts of which they have actual knowledge which materially and adversely affect or may in the future materially and adversely affect (to the extent that any Credit Party can now reasonably foresee), the business, operations or financial condition of Borrower, taken as a whole, or Guarantor, taken as a whole, or the ability of any Credit Party to perform its obligations under this Agreement or the other Loan Documents in any material respect.
Section 2.12    Use of Credit. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
Section 2.13    Solvency. On the Effective Date and the date of each Borrowing, after giving effect to the Transactions contemplated by the Loan Documents occurring on such date, each Credit Party will be Solvent.
Section 2.14    No Default. No Default or Event of Default exists under or with respect to any Loan Document to which a Credit Party is a party and no Credit Party is in default under any of the terms or provisions of any Organizational Document. No Credit Party is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.
Section 2.15    Insurance. Each Credit Party currently maintains all insurance that is required to be maintained by Section 5.05.
Section 2.16    Security Interests and Liens. The Security Documents create, as security for the Obligations, valid and enforceable, exclusive, perfected first priority security interests in and Liens on all of the respective Collateral, in favor of Administrative Agent as agent for the benefit of the Secured Parties, subject to no other Liens, except as enforceability may be limited by applicable Insolvency Proceeding, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral, and, other than in connection with any future change in such a Credit Party’s name or the location in which Borrower is organized or registered, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.
Section 2.17    Organizational Documents. The organizational documents delivered pursuant to Section 4.01(d) constitute, as of the Effective Date, true, correct, and complete copies of all of the Organizational Documents (together with all amendments and modifications thereof) of each Credit Party.
Section 2.18    Principal Offices; Place of Organization. The principal office, chief executive office and principal place of business of each Credit Party is located at the address specified in Schedule II. The jurisdiction of organization of each Credit Party is the jurisdiction specified in Schedule II.
Section 2.19    No Burdensome Restrictions. No Credit Party is a party to any agreement or instrument or subject to any other obligation or restriction under any Organizational Document, as the case may be, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 2.20    Brokers’ Fees. No Credit Party has dealt with any broker or finder with respect to the Transactions contemplated by the Loan Documents or otherwise in connection with the Loan Documents.
Section 2.21    REIT and Tax Status; Stock Exchange Listing. The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. Borrower is not an association taxable as a corporation under the Code.
ARTICLE III

CONDITIONS
Section 3.01    Effective Date. The obligations of the Lenders to make the Term Loans hereunder shall not become effective until the date on which (i) Administrative Agent shall have received each of the following documents and (ii) each of the other conditions listed below is satisfied, the satisfaction of such conditions to be satisfactory to Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):
(a)    Agreement. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include either an electronic transmission of a .pdf of a signed signature page to this Agreement or a telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)    Notes. The Notes duly completed and executed by Borrower for each Lender.
(c)    Opinion of Counsel to Borrower. A favorable written opinion (addressed to Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Credit Parties, covering such matters relating to the Credit Parties, this Agreement or the Transactions as Administrative Agent and/or the Required Lenders shall reasonably request (and each of the Credit Parties hereby instructs such counsel to deliver such opinion to the Lenders and Administrative Agent).
(d)    Organizational Documents. Such documents and certificates as Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the Transaction Parties, the authorization of the Transactions, and any other matters relevant hereto, all in form and substance reasonably satisfactory to Administrative Agent, including the Organizational Documents of such Persons, as amended, modified or supplemented through the Effective Date, certified to be true, correct and complete by a Responsible Officer of Borrower and Guarantor, respectively, as of the Effective Date.
(e)    Security Documents. Each of the Security Documents, duly executed and delivered by each Credit Party that is a party thereto. In addition, Borrower shall have taken such other action (including delivering to Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as Administrative Agent shall have reasonably requested in order to perfect the security interests created pursuant to the Security Documents.
(f)    Financial Information. Administrative Agent shall have received all available financial information with respect to the Credit Parties reasonably requested by it.
(g)    Consents. Copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect in all material respects.
(h)    UCC Searches. Satisfactory reports of UCC (collectively, the “UCC Searches”), tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to Administrative Agent with respect to the Collateral and the Credit Parties, such searches to be conducted by a search firm in each of the locations specified by Administrative Agent.
(i)    Borrowing Base Properties. Such materials and information with respect to the Borrowing Base Properties as Administrative Agent shall reasonably require,

including title updates and copies of Borrower’s existing environmental reports, engineering reports, and appraisals.
(j)    Other Documents. Such other documents as Administrative Agent or any Lender may reasonably request.
The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Credit Parties of such fees, expenses and other consideration as the Credit Parties shall have agreed to pay to any Lender or Administrative Agent in connection herewith, including the reasonable fees and expenses of Morrison & Foerster LLP, counsel to Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Credit Parties).
Administrative Agent shall notify the Credit Parties and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 3.02    Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)    receipt by Administrative Agent of a Borrowing Request pursuant to Section 2.03;
(b)    immediately after such Borrowing (i) the Revolving Credit Exposure will not exceed the Borrowing Base and (ii) with respect to each Lender, such Lender’s Applicable Percentage of the Revolving Credit Exposure will not exceed such Lender’s Commitment;
(c)    the representations and warranties of Borrower contained in this Agreement and the representations and warranties of Borrower and Guarantor in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;
(d)    at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing;
(e)    no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the Transactions contemplated by this Agreement;
(f)    receipt by Administrative Agent of a completed Borrowing Base Certificate dated the date that the applicable request for Borrowing is given pursuant to

Section 2.03 which shall be true and correct as of the date of such applicable Borrowing; and
(g)    Administrative Agent shall have received, for its and any other Lender’s account, all fees due and expenses, including the reasonable fees and expenses of Morrison & Foerster LLP, then due and payable pursuant to the terms of the Loan Documents.
Each Borrowing shall be deemed to constitute a representation and warranty by each Credit Party on the date thereof as to the matters specified in the preceding sentence.
Section 3.03    Liens and Security Interest.
(a)    Pledges. To secure performance by Borrower of its Obligations:
(i)    Borrower has granted to Administrative Agent, for the benefit of each of the Lenders, an exclusive, perfected first priority security interest and Lien in and to all of the outstanding Equity Interests now or hereafter held by Borrower in each Subsidiary Guarantor pursuant to the Pledge; and
(ii)    In connection with the replacement of any of the Borrowing Base Properties pursuant to Article IX hereof, Borrower shall be required to deliver an additional Pledge as required by the terms of such Article IX.
(b)    Agreement to Deliver Additional Security Documents. Borrower shall deliver such security agreements, financing statements, assignments and other Security Documents (all of which shall be deemed part of the Security Documents), in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent acting on behalf of the Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of, the Lenders, first and exclusive security interests in the Equity Interests of the Subsidiaries, together with other reasonable assurances as to the enforceability and priority of the Lenders’ Liens and assurances of due recording and documentation of copies of the Security Documents, as Administrative Agent may reasonably require to avoid material impairment of the Liens and security interests granted or purported to be granted pursuant to this Section 4.03, provided that such documents do not increase Borrower’s obligations or liabilities under the Loan Documents or decrease Borrower’s rights or remedies under the Loan Documents.
ARTICLE IV

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Borrower covenants and agrees with the Secured Parties that:
Section 4.01    Financial Statements and Other Information. Borrower shall furnish to Administrative Agent and each Lender:
(a)    as soon as available, but not later than fifteen (15) days after the filing of the same with the Securities and Exchange Commission, a copy of the audited consolidated balance sheet of Borrower, the REIT and their Subsidiaries as of the end of such year and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally-recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial position for the periods indicated, in conformity with GAAP applied on a basis consistent with prior years;
(b)    as soon as available, but not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of each of Borrower, the REIT and each of their Subsidiaries as of the end of such quarter and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for the period commencing on the first day and ending on the last day of such quarter, and accompanied by a certificate signed by a Responsible Officer stating that such financial statements are complete and correct and present fairly the financial position for the periods indicated, in conformity with GAAP for interim financial statements applied on a basis consistent with prior quarters;
(c)    (i) within sixty (60) days after the end of each calendar quarter of each calendar year and (ii) upon the addition or release of any Real Property in accordance with Article IX, Administrative Agent shall receive a Borrowing Base Certificate;
(d)    as soon as available, but not later than ninety (90) days after the end of each fiscal year, a rent roll with respect to the Borrowing Base Properties and trailing 12 month operating statements for the Borrowing Base Properties accompanied by a certificate signed by a Responsible Officer certifying that the information contained therein is complete and correct to the knowledge of Borrower;
(e)    [intentionally omitted];
(f)    concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and 5.01(b) above, a compliance certificate, substantially in the form of Exhibit E, signed by a Responsible Officer (i) stating that, to the best of such officers' knowledge, each of Borrower, the Subsidiary Guarantors and the REIT, during such period, has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail the calculations supporting such statement for such period in respect of the covenants in Section 6.01; and (iii) showing in detail the calculation of the Borrowing Base for such period on an asset-by-asset basis. Notwithstanding anything to the contrary contained herein and without limiting the Lenders’ other rights and remedies, if such certificate is not provided on the due date therefor, Borrower shall be prohibited from any further borrowings under this Agreement until such certificate is provided;
(g)    promptly upon Agent’s request, copies of any report, proxy statement, financial statement, periodical or special report which the REIT files with the Securities and Exchange Commission or any successor or similar Governmental Authority;
(h)    promptly after the same are received, copies of all reports which the independent certified public accountants of Borrower or the REIT deliver to Borrower or the REIT;
(i)    [reserved]; and
(j)    promptly, such additional financial and other information as Administrative Agent may from time to time reasonably request.
Section 4.02    Notices of Material Events. Borrower shall promptly (and in no event later than ten (10) days after Borrower has knowledge of the same) notify Administrative Agent and each Lender of:
(a)    Default; Event of Default. The occurrence of any Default or Event of Default;
(b)    Litigation. The commencement of, or any material development in, any litigation, arbitration or proceeding affecting Borrower, the REIT, or any Subsidiary (including any Subsidiary Guarantor) (i) in which the amount of damages claimed is $250,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or (iv) required to be reported to the Securities and Exchange Commission pursuant to the Exchange Act;
(c)    Environmental Matters. (i) Any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower, the REIT, or any Subsidiary (including any Subsidiary Guarantor) or any of their Properties pursuant to any Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental condition of the Properties of Borrower, the REIT, or any Subsidiary that could reasonably be anticipated to cause such Properties (or any portion thereof) to be subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Laws;
(d)    Legal Compliance. Any material written notice received from any Governmental Authority asserting that any Borrowing Base Property is not in compliance with any Requirements of Law; and
(e)    Exclusion Events. Promptly and in any event within five (5) Business Days after Borrower or Guarantor obtains actual knowledge of the occurrence of an Exclusion Event, a notice setting forth the Exclusion Event.
Each notice pursuant to this section shall be accompanied by a written statement, signed by a Responsible Officer, setting forth details of the occurrence referred to therein and the provisions of this Agreement affected, and stating what action Borrower or the REIT proposes to take with respect thereto. Each notice under Section 5.02(a) shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated.
Section 4.03    Existence; Conduct of Business. Each Credit Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. Each of Borrower and Guarantor shall continue to engage only in business of the same general type as conducted by Borrower or Guarantor, as applicable, as of such date that such Credit Party becomes a party hereto or as may be contemplated in their respective Organizational Documents.
Section 4.04    Payment of Obligations. Borrower shall, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties (other than, in connection with any Real Property, Permitted Exceptions), including Properties constituting Collateral, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) all Contractual Obligations.
Section 4.05    Insurance; Property Maintenance.
(a)    Insurance. Each Credit Party shall maintain, or shall cause to be maintained by a tenant, where applicable, with financially sound and reputable insurance companies, insurance (which may be a master policy) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Copies of the policies and certificates for all such insurance relating to all of the Real Property owned by the Subsidiary Guarantors shall be forwarded by Borrower to Administrative Agent and must be reasonably approved thereby.
(b)    Property Maintenance. Borrower shall maintain, and shall cause the REIT and each Subsidiary Guarantor to maintain, and preserve all of their Properties, including Properties constituting Collateral, in good working order and condition, ordinary wear and tear excepted.
Section 4.06    Books and Records; Inspection. Borrower shall maintain, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Properties and business of Borrower, the REIT and each Subsidiary (including any Subsidiary Guarantor). Borrower shall permit, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to permit, representatives of Administrative Agent or any Lender to visit and inspect any of their respective Properties, to conduct audits of the Collateral, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Borrower and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to Borrower; provided, however, when an Event of Default exists, Administrative Agent or any Lender may visit and inspect at the expense of Borrower such Properties at any time during business hours and without advance notice. Administrative Agent and each Lender shall use its reasonable efforts to minimize interference or disturbance to the possession, occupancy and operations of any lessee or other occupant of any Property when exercising its rights under this Section 5.06.
Section 4.07    Compliance with Laws. Borrower shall comply, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all securities laws and regulations.
Section 4.08    Use of Proceeds. The proceeds of the Loans will be used only for Approved Uses. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
Section 4.09    Operating Accounts. Borrower hereby agrees that it shall at all times maintain its operating account at CONA in an account selected by Borrower. Borrower hereby authorizes Administrative Agent to automatically debit Borrower’s designated account maintained by Borrower for the payment of any amounts due hereunder, or under the Loan Documents, provided that if sufficient funds are not available in such account for any such payment, it shall not constitute an Event of Default and Borrower shall not be obligated to pay interest thereon at the Default Rate or any late payment fees in connection therewith unless Borrower has failed to pay such amount within five (5) days after Borrower receives a written notice from Administrative Agent advising Borrower that insufficient funds existed in the account and detailing the amount of such deficiency which is then due. Debits for monthly interest payments shall be made on each Interest Payment Date as aforesaid unless other arrangements are agreed to in writing.
Section 4.10    Organizational Documents. The Transaction Parties will be managed and operated in accordance with their respective Organizational Documents.
Section 4.11    UCC Searches. At any time that an Event of Default exists, Borrower shall pay for UCC Searches ordered by Administrative Agent with respect to the Collateral or the Transaction Parties.
Section 4.12    Environmental Laws. Borrower shall, and shall cause each Subsidiary Guarantor to, conduct its operations and keep and maintain all Borrowing Base Properties in compliance with all Environmental Laws. Upon the written request of Administrative Agent or any Lender, Borrower shall submit, and cause any Subsidiary Guarantor to submit, to Administrative Agent, at Borrower's sole cost and expense (except as set forth below), at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 5.02(c); provided, however, unless either (a) an Event of Default has occurred, or (b) Administrative Agent has a reasonable basis to require such updated report, then Administrative Agent and the Lenders shall be responsible for the cost of such report.
Section 4.13    Maintenance of REIT Status. Borrower shall cause the REIT at all times to maintain to its REIT Status.
Section 4.14    Communication with Accountants. Borrower authorizes Administrative Agent to communicate directly with Borrower's independent accountants and authorizes such accountants to disclose to Administrative Agent any and all financial statements and other information of any kind with respect to the business, financial condition and other affairs of Borrower, as long as, if no Event of Default exists, Administrative Agent promptly notifies Borrower of such discussions.
Section 4.15    Solvency. Borrower shall at all times be, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to be, Solvent.

ARTICLE V

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, Borrower covenants and agrees with the Secured Parties that:
Section 5.01    Financial Covenants. Subject to the provisions of Article IX hereof, Borrower shall not, at any time, permit:
(a)    The Leverage Ratio to exceed (i) sixty-five percent (65%) of the most recently obtained Appraised Values of all Borrowing Base Properties located in New York County, New York State and (ii) fifty-five percent (55%) of the most recently obtained Appraised Value of all Borrowing Base Properties that are not located in New York County, New York State; or
(b)    The Debt Service Coverage Ratio to be less than 1.40:1.00.
Section 5.02    Liens. Each Credit Party shall not create, incur, assume or permit to exist any Lien (other than (i) the Lien of the Security Documents and (ii) in connection with any Borrowing Base Property, any Permitted Exceptions) on (a) the Assets constituting the Borrowing Base Properties, (b) the legal or beneficial interest in any Subsidiary Guarantor or (c) the other Collateral, if any, for the Loans and Obligations.
Section 5.03    Fundamental Changes.
(a)    Mergers, Consolidations, Disposal of Assets, Etc. No Credit Party shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), terminate, discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit (i) the leasing of all or portions of Assets in the ordinary course of business for occupancy by the tenants thereunder, (ii) subject to the provisions of Article IX hereof, the sale of Assets in the ordinary course of Borrower’s business or (iii) subject to the provisions of Article IX hereof, the contribution by Borrower of any of its Assets to a Person in consideration for an Equity Interest in such Person; provided such Equity Interest represents a fair value for the Assets so contributed.
(b)    Restriction on Amendments. At least twenty (20) days prior to amending (or causing or permitting to be amended), modifying or waiving any of the provisions of any of the Organizational Documents of any Credit Party in any material respect, Borrower shall deliver a written notice (the “Proposed Modification Notice”) to Administrative Agent setting forth the specific details of the proposed amendment, modification and/or waiver (each, a “Proposed Modification”). Any Proposed Modification will require the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Administrative Agent’s and the Required Lenders’ consent in their sole and absolute discretion shall be required for any Proposed Modification which would materially and adversely affect the Lenders or Administrative Agent, including a modification that would adversely affect the Collateral for the Loans or repayment of any of the Obligations. Neither Borrower nor Guarantor will change its chief executive office or place of organization unless the applicable party shall have provided Administrative Agent with thirty (30) days’ prior written notice of such change (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Administrative Agent, as may be necessary to maintain the security interest in, and the Liens upon, the Collateral granted under the Security Documents at all times fully perfected and in full force and effect. Except for Permitted Transfers, neither Borrower, nor the REIT, nor any Subsidiary Guarantor shall liquidate, wind-up or dissolve, or make any changes in its equity capital structure (including changes in the terms of the REIT's outstanding Stock), or amend its Organizational Documents in any material respect.
Section 5.04    Real Property Financing. No Subsidiary Guarantor shall at any time directly or indirectly own any Assets consisting of Real Property which are encumbered by any Real Property Indebtedness.
Section 5.05    Restricted Payments. No Credit Party shall make, or agree to pay or make, directly or indirectly, any Restricted Payment if Administrative Agent provides Borrower with notice that (a) there shall exist a Default or an Event of Default for so long as such Default or Event of Default exists or (b) the making of such Restricted Payment would cause the occurrence of a Default or Event of Default or (c) an Exclusion Event exists or would occur as a result of such Restricted Payment, unless, in each case, after taking into account all available funds of the REIT from all other sources, such Restricted Payments are required in order to enable the REIT to continue to maintain its REIT Status.
Section 5.06    Indebtedness. Borrower and each Subsidiary Guarantor shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except (a) Indebtedness incurred pursuant to this Agreement and (b) Trade Payables.
Section 5.07    Transactions with Affiliates; Joint Ventures.
(a)    Transactions with Affiliates. Neither Borrower, nor the REIT, nor any Subsidiary shall enter into any transaction with any Affiliate of Borrower or of any such Person, except (a) as expressly permitted by this Agreement, or (b) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrower or such Person; in each case (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not such an Affiliate.
(b)    Joint Ventures. No Subsidiary Guarantor shall enter into any joint venture or other co-ownership relationship for any Asset with any Person.
Section 5.08    Restrictive Agreements. No Credit Party shall directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Credit Party to create, incur or permit to exist any Lien (other than, in connection with any Real Property, any Permitted Exceptions) upon any of its property or assets.
Section 5.09    Fiscal Year; Fiscal Quarters. No Credit Party shall change its fiscal year or any of its fiscal quarters, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.
Section 5.10    Employees. No Credit Party shall employ or engage any employees at any time.
Section 5.11    ERISA. No Credit Party shall take any action, or omit to take any action, which would (i) cause any of such Credit Party’s Assets to be subject to Title I of ERISA and/or Section 4975 of the Code or (ii) cause the transactions contemplated by the Loan Documents to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
Section 5.12    Asset Sales. No Credit Party shall transfer, voluntarily, involuntarily, by operation of law or otherwise any Asset during the occurrence of any Event of Default or at any other time if such transfer would cause such Credit Party to be in violation of the covenants set forth in Section 6.01; provided, however, such a transfer shall not be prohibited (a) during the continuance of an Event of Default in the event that a purchase and sale agreement has been entered into for any such Asset with a Person that is not an Affiliate of Borrower and upon arms’-length terms and all of the sales proceeds therefrom are immediately after such sale delivered to Administrative Agent to be applied toward repayment of the Loans and other Obligations then due and owing, with any remaining amount to be returned to Borrower or (b) if such transfer would result in an Exclusion Event, in the event that a purchase and sale agreement has been entered into for any such Asset and a sufficient portion of the sales proceeds therefrom are immediately after such sale delivered to Administrative Agent to be applied towards repayment of the Loans and other Obligations then due and owing to prevent an Exclusion Event.
Section 5.13    Prohibited Transfers; REIT Covenants.
(a)    Transfers of Guarantor Equity Interest. Except for Permitted Transfers, Guarantor shall not transfer, voluntarily, involuntarily, by operation of law or otherwise, all or any part of its Equity Interest in Borrower without the prior written consent of

Administrative Agent and the Required Lenders, in their sole and absolute discretion.
(b)    Transfers of Borrower Equity Interests. Except as set forth in Article IX or Permitted Transfers, Borrower shall not transfer, voluntarily, involuntarily, by operation of law or otherwise, all or any part of its Equity Interest in the Subsidiary Guarantors without the prior written consent of Administrative Agent and the Required Lenders, in their sole and absolute discretion.
(c)    REIT Covenants. The REIT shall not: (i) except for Permitted Transfers, make any Disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in Borrower or any rights to distributions therefrom; (ii) fail for any reason whatsoever, whether voluntarily or involuntarily, to be the sole general partner of Borrower; or (iii) cease to have REIT Status.
Section 5.14    Management Fees. No Credit Party shall pay management or similar fees in connection with the Transactions, provided that the foregoing shall not prohibit Subsidiary Guarantors from paying management or similar fees in connection with the management of the Borrowing Base Properties.
Section 5.15    Subsidiaries. Borrower shall not at any time have any Subsidiaries other than the Subsidiary Guarantors whose sole purpose is to own a Real Property Asset which will be subject to the terms of this Agreement.
Section 5.16    Taxation of Borrower. Borrower shall at all times be taxed as a partnership under the Code and not as an association taxable as a corporation.
ARTICLE VI

EVENTS OF DEFAULT
Section 6.01    Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a)    Borrower shall fail to (i) pay as and when due and payable any principal on any of the Loans (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) pay when due any interest on any of the Loans or (iii) pay when due any fees or any other amount payable hereunder or under any other Loan Document, and such failure to pay interest, fees or such other amounts described in clause (ii) or (iii) shall continue for five (5) days after written notice thereof has been given to Borrower by Administrative Agent;
(b)    any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;
(c)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01 (provided that in the case of a failure to comply with Sections 5.01(a), (b), (c), (d), (f), (g), or (i), Administrative Agent shall have given the applicable Borrower five (5) days’ prior written notice of such failure), Section 5.02, Section 5.08, Section 5.09, or in ARTICLE VI;
(d)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in this Article, including Section 7.01(a) and Section 7.01(c)) or any other Loan Document (except to the extent a shorter time period is provided for in the applicable Loan Document) and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from Administrative Agent to such Credit Party; provided that in the case of any such default which is susceptible to cure but cannot be cured within thirty (30) days through the exercise of reasonable diligence, if such Credit Party commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion, such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure same;
(e)    [reserved].
(f)    [reserved].
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Insolvency Proceeding or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Insolvency Proceeding, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)    any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Credit Party alone or any combination thereof, and the same shall remain undischarged for a period of thirty (30) consecutive days during which either (i) execution shall not be effectively stayed or bonded or (ii) a reputable insurance company has not accepted liability therefor (other than requiring payment of the applicable deductible);
(k)    the written assertion by any Governmental Authority against any Credit Party of (or there shall have been asserted against any Credit Party) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by such Credit Party or any of its Subsidiaries or predecessors that, in the reasonable judgment of Administrative Agent, are reasonably likely to be determined adversely to such Credit Party, and the amount thereof (either individually or in the aggregate) will have a Material Adverse Effect (insofar as such amount is payable by such Credit Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);
(l)    subject to Section 6.03(a) and the release of any Subsidiary Guarantor pursuant to Article IX, Borrower, the REIT or any Subsidiary Guarantor shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including Borrower, the REIT or any Subsidiary Guarantor) seeking the termination, dissolution or liquidation of Borrower, the REIT or any Subsidiary Guarantor;
(m)    subject to the provisions of Article IX, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of Administrative Agent, free and clear of all other Liens (other than Liens under the respective Security Documents), or, except for expiration, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Credit Party;
(n)    any Credit Party with ERISA investors who have made a capital contribution shall fail or cease to qualify as a REOC or a VCOC or otherwise meet an exception under the Plan Assets Regulations which would prevent the assets of such Credit Party from being subject to Title I of ERISA and/or Section 4975 of the Code;
(o)    any event shall occur which gives rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA)

involving any plan (as such term is defined in the Plan Asset Regulation) that is a Credit Party that could subject Administrative Agent and/or the Lenders, on account of any Loan or any other transaction contemplated by the Loan Documents, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA;
(p)    [reserved]; or
(q)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to a Credit Party described in Section 7.01(g) or Section 7.01(h)), and at any time thereafter during the continuance of such event, Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Credit Parties, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties; and in case of any event with respect to Borrower described in Section 7.01(g) and Section 7.01(h), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable (such automatic events being deemed an acceleration hereunder), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties and (iii) exercise all of its rights and remedies, whether provided at law or in equity, including its rights and remedies under this Agreement and/or the Security Documents.
ARTICLE VII

THE ADMINISTRATIVE AGENT
(a)    Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each Lender delegates to Administrative Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Loan:

(i)    to fund the Loans in accordance with the provisions of the Loan Documents;
(ii)    to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, Borrower and, except for fees to which Administrative Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;
(iii)    to keep and maintain complete and accurate files and records of all material matters pertaining to the Loans, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to Administrative Agent; and
(iv)    to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loans and the rights and duties delegated hereinabove.
(c)    The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder.
(d)    Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein and in the other Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or all of the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), as applicable, or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent by a Credit Party or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
(e)    Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(f)    Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more subagents appointed by Administrative Agent; provided that, if such appointment(s) result in administrative costs or expenses in addition to those contemplated in this Agreement, such additional costs or expenses shall be paid by Administrative Agent. Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(g)    At any time while an Event of Default is in existence, Administrative Agent may resign by giving thirty (30) days’ prior written notice to the Lenders and Borrower. The Required Lenders may remove Administrative Agent at any time by giving thirty (30) days’ prior written notice to Administrative Agent, Borrower and the other Lenders, for Administrative Agent’s gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation or the Required

Lenders' giving notice of removal, as the case may be, then the retiring Administrative Agent may appoint, on behalf of Borrower and the Lenders, a successor Administrative Agent. Unless an Event of Default shall have occurred and be continuing, any successor Agent shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder.
(h)    Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(i)    In the case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Administrative Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to Administrative Agent such additional indemnities and assurances against expenses and liabilities as Administrative Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. Administrative Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Lenders hereby agree to indemnify and hold Administrative Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that Administrative Agent need not comply with any such direction to the extent that Administrative Agent reasonably believes Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through Administrative Agent.

(j)    If any Lender shall be a Defaulting Lender, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from Borrower, whether on account of the outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of the outstanding Loans until, as a result of application of such assigned payments the Lenders’ respective pro rata shares of all the outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Defaulting Lender's decision-making and participation rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid. The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the pro rata share of any Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Defaulting Lender shall indemnify Administrative Agent and each non-Defaulting Lender from and against any and all loss, damages or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VIII

BORROWING BASE PROPERTIES
Section 8.01    Borrowing Base Properties.
(a)    At all times, Borrower shall maintain the Borrowing Base Properties in accordance with this Article IX and the other terms and conditions of the Loan Documents.

(b)    Borrower shall cause the Borrowing Base Properties to comply with the financial covenants in Section 6.01 at all times. In connection therewith, Borrower shall deliver to Administrative Agent not more than 60 days after each Quarterly Date, a Borrowing Base Certificate evidencing such compliance.
(c)    Each Borrowing Base Property shall be subject to the following conditions:
(i)    Such Borrowing Base Property shall be an income producing, multi-family, retail, distribution, parking or office property, provided that in connection with distribution facilities and parking facilities, such Borrowing Base Property shall be subject to the single-tenant provisions of clause (iv) below and parking facilities shall be permitted only if operated by a third-party operator;
(ii)    Such Borrowing Base Property shall have executed leases from tenants in occupancy who are not in default under their lease and not in bankruptcy covering at least seventy-five percent (75%) of the net rentable square footage of such Borrowing Base Property;
(iii)    If such Borrowing Base Property is a distribution facility, it is an Investment Grade Borrowing Base Property having at least eight (8) years remaining on the term of such lease (excluding any extension options) and where the applicable Investment Grade Tenant is in occupancy, not in default under its lease and not in bankruptcy;
(iv)    (A) The aggregate Borrowing Base Properties having a single tenant shall not comprise more than (1) thirty percent (30%) of the Borrowing Base if such Borrowing Base Property is not an Investment Grade Borrowing Base Property or (2) fifty percent (50%) of the if such Borrowing Base Property is an Investment Grade Borrowing Base Property; or (B) no Borrowing Base Property having a single tenant shall be subject to executed leases with a remaining lease term of fewer than six (6) years (excluding any extension options);
(v)    The Net Operating Income generated from any single tenant at any Borrowing Base Property shall not account for more than twenty percent (20%) of the Borrowing Base;
(vi)    Each Borrowing Base Property must be in the New York Metropolitan Statistical Area;
(vii)    Unless Administrative Agent, in its sole and absolute discretion, shall agree otherwise, no single Borrowing Base Property shall compromise more than (A) 30% of the Borrowing Base at such time as the total Commitments are equal to or less than $40,000,000, (B) 20% of the Borrowing Base at such time as the total Commitments are less than $100,000,000 but greater than $40,000,000 or (C) 15% of the Borrowing Base at such time as the total Commitments are equal to or greater than $100,000,000;
(viii)    No Borrowing Base Property that is subject to an Approved Ground Lease shall compromise more than thirty percent (30%) of the aggregate Net Operating Income of all Borrowing Base Properties;
(ix)    A minimum of thirty percent (30%) of all Borrowing Base Properties must be located in New York County, New York State;
(x)    An Appraisal shall be required for each Borrowing Base Property during the term of the Loan, provided that any Appraisal obtained by Borrower within six (6) months prior to the Effective Date (or within six (6) months of the date any Borrowing Base Property is proposed to be added to the Borrowing Base in accordance with the Loan Documents) and that is acceptable to Administrative Agent in its reasonable discretion shall satisfy the requirements of this clause (x); and
(xi)    If the Net Operating Income for any Borrowing Base Property shall decrease by ten percent (10%) or more from the Net Operating Income determined in connection with the most recently delivered financial information, and within six (6) months of such disclosure, Borrower has failed to remedy such failure such that the Net Operating Income is no longer ten percent (10%) or more below such prior determination, then a new Appraisal for such Borrowing Base Property shall be required to be obtained at Borrower’s cost.
(d)    Borrower hereby covenants and agrees with respect to any Borrowing Base Property as follows:
(i)    Maintenance. Borrower shall maintain, or cause the Subsidiary Guarantor to maintain, each Borrowing Base Property in good order and condition in accordance with the past practices of Borrower and in at least the same condition as on the Effective Date, normal wear and tear excepted.
(ii)    Leases. Borrower shall not, and shall not permit the Subsidiary Guarantor to, enter into, amend, modify, supplement or terminate any Lease of any Borrowing Base Property, without the prior written consent of Administrative Agent, other than (A) modifications that do not affect the economic terms or length of the term of such Lease, and (B) modifications that do not materially affect the obligations of the tenants thereunder (other than modifications that would increase the obligations of any such tenant and are more favorable to the applicable Subsidiary Guarantor).

(iii)    Material Agreements. Borrower shall obtain the prior written approval of Administrative Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Borrowing Base Property.
(iv)    Management Contracts. Borrower shall obtain the prior written approval of Administrative Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any property management agreement or replacing or terminating the property manager for any Borrowing Base Property.
(v)    Construction. Borrower shall obtain the prior written approval of Administrative Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any construction or renovation the cost of which is expected to be in excess of $500,000, and shall discharge all mechanic's liens resulting from any construction or renovation within thirty (30) days of becoming aware of same.
(vi)    Liens. Borrower shall, and shall cause the Subsidiary Guarantors to, keep each Borrowing Base Property at all times free and clear of all Liens (other than Permitted Exceptions) (unless such Liens are bonded and thereby released of record in a manner satisfactory to Administrative Agent), except for matters approved by Administrative Agent.
Section 8.02    Exclusion Events. In the event that Administrative Agent believes Borrower is not in compliance with Section 9.01(b) or (c) above, then Administrative Agent shall deliver to Borrower written notice thereof (the “Exclusion Event Notice”) together with evidence supporting its determination of Borrower’s non-compliance, and Borrower and Administrative Agent shall work with each other in good faith to confirm Administrative Agent’s determination of such non-compliance with the applicable provisions of Section 9.01(b) or (c), and if after five (5) Business Days of Borrower’s receipt of the Exclusion Event Notice (the “Exclusion Event Deadline”), Administrative Agent in its good faith judgment believes that Borrower is not in compliance with applicable provisions of Section 9.01(b) or (c) and Administrative Agent advises Borrower thereof, then any such non-compliance shall constitute an “Exclusion Event”, in which event (i) the Borrowing Base shall be automatically and immediately deemed reduced to an amount equal to the maximum amount of aggregate Revolving Credit Exposure that could be outstanding at such time with Borrower remaining in compliance with such covenants and (ii) notwithstanding anything to the contrary set forth herein, an Exclusion Event shall not constitute an Event of Default hereunder if, within thirty (30) days after the Exclusion Event Deadline, Borrower (a) makes a prepayment of the Loans in an amount sufficient to cure such breach, or (b) causes a Real Property to be added as a Borrowing Base Property in accordance with Article IX hereof, which cures the breach of such covenants, or (c) deposits with Administrative Agent in an interest bearing account cash collateral in an amount sufficient (if deemed to be applied to the outstanding principal amount of the Loans) to cure such breach. Any cash collateral deposited by Borrower shall be held by Administrative Agent and Borrower shall grant Administrative Agent a security interest therein; provided, however, notwithstanding the foregoing, Administrative Agent shall promptly release any funds in the cash collateral account to Borrower to the extent that the funds in such account (as of the last day of any two (2) consecutive calendar quarters) exceed the amount necessary to cause the applicable Exclusion Event to no longer exist, as determined by the calculations set forth in the financial information provided by Borrower pursuant to Section 5.01 hereof and verified and approved by Administrative Agent. In addition, the Debt Service Coverage Ratio and Leverage Ratio shall continue to be tested as set forth in this Agreement as of the last day of any subsequent calendar quarter and, to the extent the funds in such account (as of the last day of the most recent calendar quarter) exceed the amount necessary to cause the applicable Exclusion Event to no longer exist, as determined by the calculations set forth in the financial information provided by Borrower pursuant to Section 5.01 hereof and verified and approved by Administrative Agent, then any such excess funds shall promptly be released by Administrative Agent to Borrower.
Section 8.03    Release and Addition of Borrowing Base Properties. At any time after the date hereof, Borrower shall have the right to cause one or more Real Properties (i) to be released as a Borrowing Base Property (a “Borrowing Base Removal”) or (ii) to be added as a Borrowing Base Property (a “Borrowing Base Addition”), provided that each of the following conditions are satisfied:
(a)    No Default or Event of Default shall exist;
(b)    In connection with a Borrowing Base Addition:
(i)    At least fifteen (15) days prior to the date on which Borrower intends for the Borrowing Base Addition to occur, Borrower shall provide to Administrative Agent (A) the Real Property location, (B) the Real Property purchase price, and (C) either (1) if either not yet acquired by the REIT, directly or indirectly, or acquired within six (6) months of Borrower’s intended date for the Borrowing Base Addition to occur, pro forma revenues and expenses for the Real Property breaking out the first ninety (90) days following the acquisition of such Real Property and the existing occupancy level of the Real Property, along with the applicable purchase and sale agreement, or (2) if such Real Property has been owned by the REIT, directly or indirectly, for more than six (6) months, then the financial statements required pursuant to Sections 5.01(a) and (b) hereof, along with the applicable Deed;
(ii)    Immediately subsequent to the proposed Borrowing Base Addition, Borrower shall remain in compliance with the financial covenants contained in Section 6.01;
(iii)    Administrative Agent shall have received and approved (which approval shall not be unreasonably withheld, conditioned, or delayed) all due diligence reasonably required by Administrative Agent with respect to such Real Property, including a title commitment if the Real Property has not yet been acquired or a title policy if the Real Property has been acquired and an updated title report if the Real Property has been owned for more than six (6) months, survey, engineering and environmental reports (together with reliance letters in favor of Administrative Agent with respect thereto or reports addressed directly to Administrative Agent), and rent rolls;
(iv)    Administrative Agent shall have received and approved Organizational Documents with respect to any new Subsidiary Guarantor, which approval shall not be unreasonably withheld, conditioned, or delayed;
(v)    Borrower shall execute and deliver to Administrative Agent, on behalf of the Lenders, a Pledge with respect to Borrower’s Equity Interests in the new Subsidiary, in the form of the Pledge executed and delivered on the date hereof;
(vi)    Any new Subsidiary Guarantor shall execute and deliver to Administrative Agent a Joinder Agreement;
(vii)    Administrative Agent shall have received (A) written opinions from Borrower’s counsel covering the enforceability, perfection and due authorization of the new Pledge, the Joinder Agreement (including the Guaranty as modified by such Joinder Agreement) and (1) in connection with any opinion of counsel delivered on behalf of Borrower or Guarantor on the Closing Date, in form and substance substantially similar to such opinion or (2) in connection with any opinion of counsel not delivered on behalf of Borrower or Guarantor on the Closing Date, such other matters as Administrative Agent shall reasonably request and (B) such financing statements or other documents necessary in order to perfect the security interest created pursuant to such new Pledge as Administrative Agent shall reasonably request; and
(viii)    Administrative Agent shall have received such additional information and materials as Administrative Agent shall reasonably require, including, without limitation, all documentation and other information that Administrative Agent or any Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations.
(c)    In connection with a Borrowing Base Removal:
(1)    Based upon the then most recent information provided by Borrower to Administrative Agent and each Lender pursuant to Section 5.01 hereof, upon the removal of any Borrowing Base Property, Borrower shall remain in compliance with the financial covenants contained in Section 6.01 and the covenants set forth in Section 9.01(c) hereof; and

(2)    If Borrower satisfies the condition set forth in Section 9.03(c)(1), Administrative Agent and each of the Lenders promptly shall release in writing the applicable Pledge, the applicable Subsidiary Guarantor from the Guaranty and shall execute and file all documents necessary to effectuate such releases, including, without limitation, a termination of the UCC financing statement filed in connection with the applicable Pledge.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices.
(a)    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, as follows:
(i)    if to Borrower or Guarantor, to it at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: William M. Kahane, with a copy to c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Jesse C. Galloway;
(ii)    if to Administrative Agent, to Capital One, National Association, 275 Broadhollow Road, Melville, New York 11747, Attention: Patricia Visone, with a copy to Capital One, National Association, 90 Park Avenue, New York, New York 10016, Attention: Paul Verdi, and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Jeffrey J. Temple; and
(iii)    if to a Lender, to it at its address set forth in its Administrative Questionnaire.
(b)    Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Credit Parties and Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.02    Waivers; Amendments.

(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02(a), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Amendments. Except as expressly provided in this Agreement and ministerial modifications of the Loan Documents (which shall only require the consent of Administrative Agent and Borrower), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and Administrative Agent with the consent of the Required Lenders; provided that, without the consent of all Lenders, no such agreement shall (i) increase the Commitment of any Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, (iv) change Section 2.16(b), Section 2.16(c) or Section 2.16(d) in a manner that would alter the pro rata sharing of payments required thereby, (v) change any of the provisions of this Section or the definitions of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) except as otherwise specifically provided in the Loan Documents, release any material portion of the Collateral, (vii) release Guarantor from the Guaranteed Obligations or (viii) change the definition of the term “Borrowing Base”; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.
(c)    Deemed Consent. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Agreement, or if Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect;
“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED OR THE COURSE OF CONDUCT PROPOSED BY ADMINISTRATIVE AGENT AND RECITED ABOVE.”
And if the foregoing legend is included by Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to Administrative Agent within ten (10) calendar days of such Lender’s receipt of such notice.
Section 9.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including the reasonable and actual out-of-pocket fees, charges and disbursements of counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated) or in connection with any Borrowing Base Addition or Borrowing Base Removal, (ii) all reasonable and actual out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred in connection with any workout, restructuring or negotiations in respect of such Loans, and (iii) and all reasonable out-of-pocket costs, expenses, taxes (other than Excluded Taxes), assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
(b)    Indemnification by Borrower Group. Borrower shall indemnify Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual, out-of-pocket losses, claims, damages (excluding consequential damages, other than to the extent such damages are awarded to a third-party), liabilities and actual related out-of-pocket expenses, including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions contemplated hereby, (ii) any Loan to Borrower for the account of Borrower or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any of the Subsidiary Guarantors, or any Environmental Liability related in any way to a Credit Party or any of the Subsidiary Guarantors, (iv) misappropriation or misapplication by Borrower or any Affiliate of Borrower of any operating revenues, cash flow or other revenue derived from or in respect of any Asset, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from any Asset; (v) fraud or misrepresentation or inaccurate certification by Borrower or any Affiliate of Borrower made at any time in connection with the Loan Documents or the Loans; (vi) intentional interference by Borrower or any Affiliate of Borrower with Administrative Agent’s (or the Lenders’) exercise of its rights under any of the Loan Documents; (vii) commission of waste to or of any Real Property or any portion thereof by Borrower or any Affiliate of Borrower or failure to maintain any Real Property by Borrower in the manner required by the Loan Documents and/or (viii) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, (A) be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) include, as between the Credit Parties, Administrative Agent and the Lenders, any consequential damages or punitive damages. Notwithstanding the foregoing, no Related Party that is an individual may make any claims against Borrower pursuant to the indemnification provided for in this Section 10.03(b) other than to bring a claim against Borrower for specific performance of Borrower’s obligations under this Section 10.03(b).
(c)    Reimbursement by Lenders. To the extent that a Credit Party fails to pay any amount required to be paid by it to Administrative Agent under Section 10.03(a) or Section 10.03(b), each Lender severally agrees to pay to Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such and did not result from the gross negligence or willful misconduct of Administrative Agent.
(d)    Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.
Section 9.04    Successors and Assigns.
(a)    Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders.
(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of Administrative Agent.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(c)    Maintenance of Register by Administrative Agent. Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Credit Parties, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Credit Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Effectiveness of Assignment. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)    Participations.
(i)    Any Lender may, without the consent of any Credit Party or Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(a) that affects such Participant. Subject to paragraph (c)(ii) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14 and Section 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.15(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    No Assignments to the Credit Parties or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries of any Credit Party without the prior consent of each Lender.
(h)    Syndication. Administrative Agent shall have the right, at any time (whether prior to, in connection with, or after the date hereof), with respect to all or any portion of the Loans, to modify, split and/or sever all or any portion of the Loans as hereinafter provided. Without limiting the foregoing, Administrative Agent may (i) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (ii) create multiple components of the Notes (and allocate or reallocate the principal balance of the Loans among such components) or (iii) otherwise sever the Loans into two or more loans in whatever proportion and whatever priority Administrative Agent reasonably determines; and provided, however, in each such instance (x) the outstanding principal balance of all the Notes evidencing the Loans (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loans immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note on the date hereof and (y) Borrower shall not incur out-of-pocket expenses in connection with one or more syndications of the Loan in the aggregate in excess of $10,000. Borrower shall, and shall cause Guarantor to, use commercially reasonable efforts to cooperate with Administrative Agent and its Affiliates in connection with the forgoing. In addition, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall (a) promptly execute such documentation as Administrative Agent may reasonably request to evidence and/or effectuate any such modification or severance provided that such documentation does not increase Borrower’s obligations or liabilities under the Loan Documents and does not decrease Borrower’s rights or remedies under the Loan Documents; (b) make or cause to be made non-material changes or modifications to the Loan Documents, provided, such changes or modifications shall not increase any obligations or liabilities of Borrower under the Loan Documents, or decrease any of Borrower’s rights or remedies under the Loan Documents; (c) deliver updated information on Borrower, Guarantor and the Borrowing Base Properties as Administrative Agent may reasonably request, (d) use commercially reasonable efforts to ensure syndication efforts benefit materially from Borrower’s lending relationships, (e) upon reasonable advance notice to Borrower, provide direct contract between senior management of Borrower and its advisors with any prospective Lenders, (f) host one or more meetings of prospective Lenders and

(g) assist in the preparation of materials to be used in connection with the syndication, including, without limitation, financial projections with respect to Borrower, Guarantor and the Borrowing Base Properties, information memorandums, lenders presentations and other materials.
Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.13, Section 2.14, Section 2.15, Section 10.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08    Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time,

to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (specifically excluding any tenant security deposits) and other obligations at any time owing by such Lender or Affiliate held to or for the credit or the account of Borrower or Guarantor against any of and all the obligations of Borrower or Guarantor, as the case may be, now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, however, that notwithstanding the foregoing, so long as the Subsidiary Guarantors own the Borrowing Base Properties, any cash taken by Administrative Agent or any Lender pursuant to this Section 10.08 shall be made available to the Subsidiary Guarantors to pay (i) real estate taxes and (ii) the salaries of on-site employees to the extent the same are due and payable, provided that Borrower shall provide Administrative Agent with detailed information with respect to the Subsidiary Guarantors’ payroll and real estate tax obligations,. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.09    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Submission to Jurisdiction. Each Credit Party and each of the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court to which the matter may be appealed, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Credit Party and each of the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each Credit Party hereby irrevocably appoints Bond Schoeneck & King, 350 Linden Oaks, Suite 310, Rochester, New York, 14625, Attention Timothy M. Fitzgerald, and each Lender hereby irrevocably appoints Administrative Agent at Capital One, National Association, 275 Broadhollow Road, Melville, New York 11747, Attention: Patricia Visone (with a copy to, Capital One, National Association, 90 Park Avenue, New York, New York 10016, Attention: Paul Verdi), as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to any Credit Party, in care of Borrower, at its address set forth in Section 10.01 or to any Lender, in care of Administrative Agent, at its address set forth in Section 10.01, and each Credit Party hereby irrevocably authorizes and directs Borrower to accept such service on its behalf and each Lender hereby irrevocably authorizes and directs Administrative Agent to accept such service on its behalf. Administrative Agent and each Lender agree to mail to the respective Credit Parties at its address provided in Section 10.01 a copy of any summons, complaint, or other process mailed or delivered by it to any Credit Party, as applicable, in care of the Process Agent. As an alternate method of service, each Credit Party and each Lender also irrevocably consents to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 10.01. Each Credit Party and each Lender agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 10.09 shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    No Broker. Administrative Agent and each of the Lenders hereby represent to Borrower that neither Administrative Agent nor any Lender Party has dealt with any broker or finder with respect to the Transactions contemplated by the Loan Documents or otherwise in connection with the Loan Documents.
Section 9.13    Obligations of the Credit Parties Independent. The obligations of each Credit Party under the Loan Documents are independent of the obligations of the other Credit Party, and a separate action or actions may be brought or prosecuted against each of the Credit Parties irrespective of whether action is brought against the other Credit Party or whether the other Credit Party be joined in any such action or actions.
Section 9.14    Confidentiality.Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Subsidiaries and Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than the Credit Parties. For the purposes of this Section, “Information” means all information received from or on behalf of the Credit Parties relating to the Credit Parties, their Subsidiaries or Affiliates or their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Credit Parties; provided that, in the case of information received from the Credit Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.15    U.S. Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the names and addresses of the Credit Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Act.
Section 9.16    Additional Commitments. Borrower shall have the right, no more than two (2) times during the term of the Loan, to request that Administrative Agent permit additional Commitments to be added under the terms of this Agreement in excess of the Lenders’ then outstanding Commitments in a minimum increment of at least Ten Million Dollars ($10,000,000), or integral multiples of Five Million Dollars ($5,000,000) in excess thereof (the requested amount being, the “Additional Commitment Amount”), subject to the following:
(a)    The aggregate amount of the Lenders’ Commitments shall not exceed One Hundred Fifty Million Dollars ($150, 000,000).
(b)    Any such request shall be made by Borrower giving written notice (the “Additional Commitment Notice”) to Administrative Agent, which notice shall set forth such details with respect thereto as are reasonably requested by Administrative Agent. Upon receipt of the Additional Commitment Notice, Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender rejects the offer to increase its respective Commitment or accepts only a portion thereof, which each Lender may do in its sole and absolute discretion, Administrative Agent shall further offer the rejected shares (or rejected portions thereof) to the Lenders that have accepted the proposed increase in their Commitments (each an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not respond to a request by Administrative Agent pursuant to this clause (b) within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. Administrative Agent shall notify Borrower of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to Borrower, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) Borrower issuing substitute Notes, (iii) the Accepting Lenders paying to Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by Administrative Agent to be necessary so that each Accepting Lender’s pro rata share of outstanding Loans and L/C Obligations matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iv) Borrower, the Accepting Lenders and Administrative Agent executing such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonable acceptable to Borrower, the Accepting Lenders, Administrative Agent and the L/C Issuer and (v) Borrower paying all of Administrative Agent’s reasonable out-of-

pocket expenses in connection with the foregoing. Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from the Accepting Lenders in accordance with the immediately preceding sentence.
(c)    Notwithstanding anything to the contrary contained herein, if the Lenders do not accept increases in their aggregate Commitments in the full amount of the Additional Commitment Amount in accordance with clause (b) above, Borrower may designate one or more proposed lenders to Administrative Agent and the L/C Issuer to become Lenders under this Agreement with respect to such balance of the Additional Commitment Amount (but in no event with proposed commitments of less than $5,000,000 unless Administrative Agent consents thereto), subject in each case to the prior approval of Administrative Agent and the L/C Issuer, which approvals shall not be unreasonably withheld or delayed if such proposed lenders meet the standards of an Eligible Assignee. If such proposed lenders are so approved, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) Borrower issuing substitute Notes to the new Lenders, (iii) such new Lenders paying to Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans and L/C Obligations matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) Borrower, the new Lenders and Administrative Agent executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to Borrower, Administrative Agent and the L/C Issuer, including each such new Lender’s compliance with the provisions of clauses (ii), (iii) and (v) of Section 9.04(b), and (v) Borrower paying all of Administrative Agent’s reasonable out-of-pocket expenses in connection with the foregoing. Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from such new Lenders in accordance with the immediately preceding sentence.
(d)    Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans, the addition of new Lenders and the other matters contemplated by this Section.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, its general partner

By:	Name: Title:

ADMINISTRATIVE AGENT AND L/C ISSUER

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent and L/C Issuer

By:	Name: Title:

LENDERS

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	Name: Title:

SCHEDULE I
Commitments

[See definitions of Commitment and “Lenders” in Section 1.01]

LENDER	Commitment
Capital One, National Association	$40,000,000

TOTAL	$40,000,000

SCHEDULE II
Principal Office and State of Organization

[See Section 3.18]

Credit Party	Principal Place of Business	State of Organization
Borrower	Pennsylvania	Delaware
Guarantor	Pennsylvania	Maryland

SCHEDULE III
Borrowing Base Properties and Subsidiary Guarantors

None.

SCHEDULE IV
Disclosed Litigation

None.

EXHIBIT A
[Form of Revolving Note]

PROMISSORY NOTE
$_______________    _______ __, 201[_]
    New York, New York

FOR VALUE RECEIVED, NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to __________________ (the “Lender”), in accordance with the Credit Agreement referred to below, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement dated as of March 30, 2012 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Borrower, the lenders party thereto (including the Lender) and Capital One, National Association, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and disbursements.
All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand (except as set forth in the Credit Agreement), protest, notice of protest and notice of dishonor.
Except as permitted by Section 10.04 of the Credit Agreement, this Note may not be assigned by the Lender.
In the event that this Note is transferred by the Lender to another party, Borrower shall not be required to recognize such transfer until Borrower has been sent a notice of the transfer of this Note by the transferor and the transferee.
This Note may only be amended by an instrument in writing executed by Borrower and the Lender.
This Note shall be governed by, and construed in accordance with, the law of the State of New York.
NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, its general partner

By:	Name: Title:

EXHIBIT B
[Form of Swingline Note]

SWINGLINE PROMISSORY NOTE
$20,000,000.00    _______ __, 201[_]
    New York, New York

FOR VALUE RECEIVED, NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to CAPITAL ONE, NATIONAL ASSOCIATION (the “Swingline Lender”), in accordance with the Credit Agreement referred to below, the principal sum of TWENTY MILLION DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Swingline Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
This Swingline Note is one of the Swingline Notes referred to in the Credit Agreement dated as of March 30, 2012 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Borrower, the lenders party thereto (including the Swingline Lender) and Capital One, National Association, as Administrative Agent, and, among other things, evidences Swingline Loans made by the Swingline Lender thereunder. Terms used but not defined in this Swingline Note have the respective meanings assigned to them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Swingline Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.
Should the indebtedness represented by this Swingline Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Swingline Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Swingline Note, including reasonable attorneys’ fees and disbursements.

All parties to this Swingline Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand (except as set forth in the Credit Agreement), protest, notice of protest and notice of dishonor.
Except as permitted by Section 10.04 of the Credit Agreement, this Swingline Note may not be assigned by the Swingline Lender.
In the event that this Swingline Note is transferred by the Swingline Lender to another party, Borrower shall not be required to recognize such transfer until Borrower has been sent a notice of the transfer of this Swingline Note by the transferor and the transferee.
This Swingline Note may only be amended by an instrument in writing executed by Borrower and the Swingline Lender.
This Swingline Note shall be governed by, and construed in accordance with, the law of the State of New York.
NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, its general partner

By:	Name: Title:

EXHIBIT C
[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an Affiliate of [identify Lender]]

3.	Borrower: New York Recovery Operating Partnership, L.P.

4.	Administrative Agent: Capital One, National Association, as Administrative Agent under the Credit Agreement

5.
Credit Agreement:    The $40,000,000 (increasable to $150,000,000) Credit Agreement dated as of March 30, 2012 among Borrower, the Lenders parties thereto, and Capital One, National Association, as Administrative Agent

6.	Assigned Interest:

Commitment	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

Consented to and Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By_________________________________
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D
[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

___________________ does hereby certify to Capital One, National Association, as Administrative Agent, as follows:
1.    I am [a][the] __________________ of NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P. (the “Borrower”).
2.    This certificate is the Borrowing Base Certificate referred to in Section 2.03 of the Credit Agreement dated March 30, 2012 (the “Credit Agreement”) among Borrower, the Lenders listed therein (the “Lenders”) and Capital One, National Association, as administrative agent (“Administrative Agent”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. This certificate is being delivered to Administrative Agent with the understanding that Administrative Agent and the Lenders will be relying on the accuracy hereof.
3.    The Borrowing Base as of the date hereof is $______________, a calculation of which is set forth on Exhibit 1 annexed hereto.
4.    Calculations of the financial covenants set forth in Section 6.01 of the Credit Agreement as of the date hereof are set forth on Exhibit 2 annexed hereto.
5.    Calculations of the concentration limit covenants set forth in Section 9.01 of the Credit Agreement as of the date hereof are set forth on Exhibit 3 annexed hereto.
6.    The applicable Loans are in compliance with Borrower’s Organizational Documents, including, without limitation, all necessary consents required with respect thereto. The Borrowings being requested concurrently herewith in the aggregate amount of $___________ are intended to be used for the following Approved Uses; provided, however, the failure to use the Borrowing for such Approved Uses shall not constitute an Event of Default:
[Itemize Approved Uses]
5.    There is no existing Default under the Credit Agreement.
6.    No events have occurred that could reasonably be expected to cause a Material Adverse Effect.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ____________, 201_.
____________________________
[insert Borrower’s officer’s name and title]

Exhibit 1 to Borrowing Base Certificate

(immediately follows)

Exhibit 2 to Borrowing Base Certificate
(immediately follows)

Exhibit 3 to Borrowing Base Certificate
(immediately follows)

EXHIBIT E
[Form of Compliance Certificate]

COMPLIANCE CERTIFICATE

Financial Statement Date: , ____
To:    Capital One, N.A., as Administrative Agent

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of March ___, 2012 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Capital One, National Association, a national banking association, as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end consolidated financial statements of Borrower, the REIT and their Subsidiaries required by Section 5.01(a) of the Credit Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the consolidated financial statements of Borrower, the REIT and their Subsidiaries required by Section 5.01(b) of the Credit Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower, the REIT and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower, the REIT and their Subsidiaries during the accounting period covered by such financial statements.
3.    A review of the activities of Borrower, the REIT and their Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower, the REIT and their Subsidiaries performed and observed all their Obligations under the Loan Documents, and
[select one:]
[to the actual knowledge of the undersigned, during such fiscal period the REIT, the Borrower and their Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, except for any noncompliance that could not reasonably be expected to result in a Material Adverse Effect, and no Default has occurred and is continuing.]
--or--
[to the actual knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    To the actual knowledge of the undersigned, the representations and warranties of the Borrower contained in Article III of the Credit Agreement, and any representations and warranties of the Borrower, the REIT and any Subsidiary Guarantor that are contained in any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    To the actual knowledge of the undersigned, the financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6.    To the actual knowledge of the undersigned, the compliance calculations and information set forth on the Borrowing Base Certificate attached hereto as Schedule 2 are true and accurate on and as of the date of this Compliance Certificate.
7.    The undersigned makes this certificate in his or her capacity as a Responsible Officer, and not in a personal or individual capacity.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
            ,         .

BORROWER

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, its general partner

By:	Name: Title:

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

Statement Date: _________ ___, 201___

I.

SCHEDULE 2
to the Compliance Certificate
Borrowing Base Certificate
[attached]
EXHIBIT F
[Form of Solvency Certificate]

SOLVENCY CERTIFICATE
(Subsidiary Guarantor)
Reference is made to (i) that certain Credit Agreement, dated as of March __, 2012, among New York Recovery Operating Partnership, L.P., a Delaware limited partnership, as Borrower, the lenders from time to time party thereto, and Capital One, National Association, a national banking association, as Administrative Agent (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”) and (ii) that certain Guaranty, dated as of March __, 2012, by and among the Guarantors party thereto (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Guaranty”). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
This certificate is being given in connection with the proposed addition of a property as a Borrowing Base Property pursuant to Section 9.03 of the Credit Agreement. Each of the undersigned certifies that he or she is a Responsible Officer of the Subsidiary on whose behalf he or she is signing this Solvency Certificate below, and makes this certificate to his or her actual knowledge in his or her capacity as such Responsible Officer, and not in a personal or individual capacity. Each of the undersigned, in such capacity, further certifies, that both before and after giving effect to the addition of the Borrowing Base Property, and giving effect to the Guaranteed Obligations (as defined in the Guaranty) of such Guarantor existing under the Guaranty and after giving effect to the execution, delivery and performance of such Guarantor of the Guaranty, as of the date hereof, as follows:
1.The fair value of the property of such Subsidiary is greater than the total amount of liabilities, including contingent liabilities, of such Subsidiary;
2.The present fair salable value of the assets of such Subsidiary is not less than the amount that will be required to pay the probable liability of such Subsidiary on its debts as they become absolute and matured;
3.Such Subsidiary does not intend to, and does not believe that it will, incur debts or liabilities beyond such Subsidiary’s ability to pay such debts and liabilities as they mature;
4.Such Subsidiary is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Subsidiary’s property would constitute an unreasonably small capital; and
5.Such Subsidiary is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.
[REMAINDER OF PAGE LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, each of the undersigned has executed this Solvency Certificate effective as of the date first written herein.
BORROWER:
NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, its general partner

By:	Name: Title: